Exhibit 10.10

AMERICAN ENTERPRISE PARK

Coty US Inc.

LEASE OF IMPROVED PROPERTY

This Lease made and entered into this 31st day of March, 2000 between Baker Properties Limited Partnership, having its office and principal place of business in Pleasantville, New York, herein after referred to as “Lessor” and Coty US Inc., as an indirectly owned subsidiary of Joh A. Benckiser GmbH, a Corporation, organized and existing under the laws of the State of Delaware, having an office and principal place of business in 410 American Road, Morris Plains, New Jersey 07950, hereinafter referred to as “Lessee”.

W I T N E S S E T H

          That the Lessee and Lessor do hereby agree as follows:

1. DEMISED PREMISES

          (a)          Lessor demises and lets to Lessee and Lessee leases and takes from Lessor the grade level space outlined in red on Exhibit “A” attached hereto (“Demised Premises”), consisting of a 14,391 square foot area, forming part of a structure erected, constituting part of the Complex, outlined in black on Exhibit “B”, located at American Enterprise Park, 118 American Road, Morris Plains, New Jersey 07950, and consisting of the land and all structures and improvements, now or hereafter located on the land (“Complex”).

          (b)          The location and boundaries of the Complex outlined on Exhibit “B” set forth the general layout of the Complex, but shall not be deemed to be a representation or agreement on the part of the Lessor that the Complex will be as indicated on Exhibit “B”. Lessor reserves the right at any time to change the size, height, layout or location of the building, walks, parking, loading and “Common Areas”, as defined in Article 6A hereof and/or other areas, now or at any time hereafter forming a part of the Complex; to make alterations or additions to, and to build additional stories and to add buildings to the Complex and to designate other parcels of land to be added to the Complex; and to combine such other parcels including all buildings and improvements thereon, with the Complex.

          (c)          Lessee’s right to use and occupy the Demised Premises during the Term shall include the right to use and occupy an Exclusive Outside Area as outlined in blue on Exhibit “B”. Lessee’s use and occupancy of such Exclusive Outside Area shall be governed by the provisions of Article 6 hereof. Lessee shall have the non exclusive right to the use of sixty (60) automobile parking spaces located within the Complex.

          (d)          Lessee’s right to use and occupy the Demised Premises during the Term shall include the right to use, in common with the other tenants of the Complex and their customers, guests, and invitees, the

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Common Areas of the Complex, excluding Lessee’s lobby which is exclusive to Lessee, as more fully set forth in Article 6 hereof.

          (e)          Nothing herein contained shall be construed as a grant or demise by Lessor to Lessee of the roof or exterior walls of the Complex or the land below the floor of the Demised Premises, or any part of the Complex exterior to the Demised Premises, or of the Common Areas.

          (f)          Lessor reserves from the Demised Premises the right of reasonable ingress and egress through the Demised Premises to part of the Complex not hereby demised, and also reserves space for pipes, ducts and wires, leading to and from parts of the Complex not hereby demised for the purpose of maintaining the Complex.

2. TERM

The Term of this Lease shall be for one hundred and twenty three months (123 months) s, plus the number of days required to have such Term expire on the last day of a calendar month, commencing on the date defined below and ending, unless sooner terminated, on the last day of the month during which the one hundred and twenty third (123rd) anniversary date of the commencement occurs. The Term of this Lease shall commence and Lessee’s obligation to pay the Basic Rent and other charges provided for herein (to include but not limited to Lessee’s share of the Real Property Taxes, Complex Operating Costs and Utilities) shall commence and become due and payable on April 1, 2000 (“Commencement Date”)

          Within fifteen (15) days of commencement of the Term, Lessor and Lessee shall execute and deliver to each other, duplicate originals of a commencement date statement, in recordable form, which shall specify the commencement and expiration dates of the Term (“Commencement Date Statement”), and upon execution the Commencement Date Statement shall be deemed a part of this Lease.

3. RENT

          (a)          Lessee shall pay a Basic Rent as follows:

	Months		Basic Rent
From	To	Annual	Monthly
1	12	$-0-	$-0-
13	30	$125,921.28	$10,493.44
31	60	$133,116.72	$11,093.06
61	90	$147,507.72	$12,292.31
91	123	$161,898.72	$13,491.56

in equal monthly installments.

                    Lessee shall pay Basic Rent in advance of the first day of each month of the Term of this Lease, commencing on the Commencement Date. If the day on which the Term of this Lease shall commence is other than the first day of the month, then the rent for the initial fraction of the month shall be apportioned. Lessee has paid $10,493.44 (Ten thousand four hundred and ninety three dollars and forty-four cents), receipt of which is hereby acknowledged as rent for the first month in which rent is due. All rental payments shall be paid to Lessor at P. O. Box 7777-W4280, Philadelphia, Pennsylvania 19175 or at such

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other place as Lessor may designate in writing, free of all claims, demands, or offsets of any kind or character.

          If Lessee shall fail to pay when due any installment of Basic Rent, Lessee’s Share of Complex Operating Costs, Lessee’s Share of Real Property Taxes or any other charges to be paid by Lessee hereunder, Lessee shall pay a late charge of $0.06 for each $1.00 which remains unpaid. Such late charge is intended to compensate Lessor for additional expenses incurred by Lessor in processing such late payments and shall be due and payable within five (5) days of billing therefor. Nothing herein shall be intended to violate any applicable law, code or regulation, and in all instances all such charges shall be automatically reduced to any maximum applicable legal rate or charge. Such charge shall be imposed monthly for each late payment.

          (b)          Lessee shall also pay to Lessor, “Lessee’s Share of Complex Operating Costs” (as hereinafter defined) in equal monthly installments based upon Lessor’s reasonable estimate of such Complex Operating Costs. By April 1st of each year, Lessor shall provide Lessee with an accounting of such “Complex Operating Costs” for the prior year, and Lessee shall pay Lessor any balance owing within thirty (30) days. If Lessor has collected in excess of expenses, Lessee shall receive a credit against future payments of Lessee’s Share of Complex Operating Costs.

                    1.          The Basic Rent shall be net to Lessor such that all costs and expenses in connection with the Complex (other than Lessor’s debt service) shall either be paid directly by the various tenants or paid by Lessor and allocated among the various tenants. It is further understood that the only obligations of Lessor to effectuate operation, maintenance and repair of the Complex are those set forth in Article 9 hereof. “Complex Operating Costs” (as herein defined) includes all reasonable costs incurred by Lessor in operating, maintaining and repairing the Complex including, without limitation; the cost of clearing snow and ice; trash, garbage and other refuse removal from Common Areas; the cost and expense of gardening and landscaping; Lessor’s insurance including bodily injury, public liability, property damage liability, fire and extended coverage or all risk insurance covering the Complex, rent insurance; water and sewer charges; repairs to the building and building improvements for other parts of the Complex; restriping parking areas; repair to parking areas; painting, maintenance and repairs of traffic and directional signs and equipment; extermination; electrical, water or other utility charges serving the Common Areas; policing and regulating traffic; structural repairs and roof maintenance; a reserve equal to 8% of the estimated cost for resurfacing the parking area; 5% of all of the foregoing to cover Lessor’s administrative supervision, overhead and general conditions costs; and all other similar costs properly chargeable to such operation, maintenance and repair.

                    2.          Lessee’s Share of the Complex Operating Costs shall be equal to one-half of the sum of (i) the percentage arrived at by dividing the square footage of the Demised Premises by the total building square footage in the Complex and (ii) the percentage arrived at by dividing the number of parking spaces allocated to Lessee in Article 1 (c) by the number of parking spaces allocated to all tenants in the Complex.

                    3.          As the Complex is presently constituted, the Lessee’s Share of the Complex Operating Costs is 14.96%.

4. IMPROVEMENTS

          (a)      Lessor’s Work

                    Except as provided for herein, Lessee shall lease the Demised Premises in an “As Is” condition. Lessor shall provide Lessee with a “Work Allowance” not to exceed $60,000 to be utilized

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by Lessee in the planning and performance of tenant improvements to the Demised Premises (“Lessee’s Work”). Said allowance shall be paid as follows:

          1.          Prior to the commencement of any Lessee’s Work for which Lessee is seeking payment of all or a portion of the Work Allowance, Lessee shall supply to Lessor a copy of the contract(s) for Lessors’ approval, which shall not be unreasonably withheld.

          2.          Lessor shall reimburse Lessee as follows:

a.

As Lessee’s Work is completed, Lessee shall submit to Lessor an invoice for the cost of said completed work. Such invoice shall include the Contractor invoice for work performed and Lien waivers to the extent permissible by law and a summary of the monies paid to date on the contract(s).

b.	Lessor shall pay to Lessee within 30 days of Lessee invoice; the amount requested less 10% retainage.
c.

Upon the completion of the project, Lessor shall pay to Lessee the retainage within 30 days of Lessee’s submittal to Lessor of a final invoice from the Contractor, a Certificate of Occupancy for such work and all final lien waivers from the Contractor.

          (b)        Lessee’s Work

1.       Prior to the commencement of construction, Lessee shall submit to Lessor, for Lessor’s written approval, which shall not be unreasonably withheld or delayed, at Lessee’s own cost and expense, plans for the Demised Premises, prepared by architects and engineers (where applicable) and others previously approved by Lessor, describing all work (Lessee’s Work), other than Lessor’s Work necessary for the opening and operation of Lessee’s business, including, without limitation, trade fixtures and equipment, lighting fixtures and appliances, and Lessee shall also deliver to Lessor a detailed statement of the cost of Lessee’s Work. Such plans and specifications shall be prepared in, and Lessee’s Work shall be completed in, conformity with all applicable laws, codes, orders, rules, regulations and requirements and Lessor’s approval shall not be a waiver of the foregoing requirement nor impose any liability or responsibility upon Lessor for the legality or adequacy of such plans and specifications.

                      As part of Lessor’s consent to Lessee’s initial improvements to the Demised Premises, Lessor shall inform Lessee whether or not Lessee shall be required to remove Standard Building Improvements in accordance with Article 16 of this Lease. For the purpose of this paragraph, Standard Building Improvements shall mean gypsum wallboard, metal studding, standard doors, carpet, tile, lighting fixtures, and electrical outlets and switches. The removal of Lessee’s machinery, equipment and fixtures shall be accordance with Article 16. Lessee shall not be required to remove Standard Building Improvements installed by Lessee as part of Lessee’s initial Work for the initial building fitup. However, Lessee shall be required to replace at the end of the term of the Lease any Heating, Ventilating, and/or Air Conditioning systems removed by Lessee

                      2.        Lessee shall employ in the performance of Lessee’s Work, only such labor as will not cause any controversy with any labor organization, representing trades performing work for Lessor, its contractors and subcontractors, in and about the Complex. All contractors performing work for Lessee shall be subject to Lessor’s prior approval, which shall not be unreasonably withheld.

                      3.        Lessee shall be responsible for obtaining all permits from governmental agencies having jurisdiction, prior to the commencement of any Lessee’s Work and all certificates of occupancy and other documents reasonably required by Lessor to evidence completion of Lessee’s Work.

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                      4.        Lessee shall cause such contractors employed by Lessee to carry workmen’s compensation insurance in accordance with statutory requirements and comprehensive liability insurance covering such contractors in amounts not less than $1,000,000 single combined limit, which policy shall name Lessor as an additional insured, and Lessee shall submit certificates evidencing such insurance coverage to Lessor prior to the commencement of any work.

                      5.        Notwithstanding anything contained herein to the contrary, Lessor’s approval shall not be required for Lessee’s Initial Work which is of a nonstructural nature and does not include modifications to the sprinklers or the mechanical systems and costs less than $35,000 to complete. Such work shall be in accordance with all other terms and conditions of this paragraph (b).

5. USE

          The Premises shall be used by Lessee for cosmetic research and development and for general office use and for no other purpose without the written consent of Lessor which consent shall not be unreasonably withheld or delayed. Additionally, Lessee shall not store, stack or place any goods or merchandise outside the building.

6. COMMON AREAS AND PARKING

          (a)        “Common Areas” shall mean all common areas and facilities which may be furnished by Lessor in or near the Demised Premises, the Building, and the Complex for general use in common by all tenants, their agents, employees and customers, including any common parking areas, driveways, pedestrian sidewalks, landscaped and planted areas.

          (b)        “Exclusive Outside Area” shall mean the parking, loading and other outside areas of the Complex as outlined in blue, and designated as “Exclusive Outside Area”, on Exhibit “B”. Subject to the other provisions of this Lease, Lessee, its employees, agents, licensees and invitees shall have the exclusive right to use the Exclusive Outside Area for access to and from the Demised Premises, loading and parking. Notwithstanding the foregoing, Lessor shall have no obligation whatsoever to enforce the exclusive right or to patrol the Exclusive Outside Area. Use of the Exclusive Outside Area shall be at the sole risk of the user; the Lessor shall not be liable for any injury to person or property, or for loss or damage to any vehicle or damage to any vehicle or its contents resulting from theft, collision, vandalism or any other cause whatsoever. Lessee shall cause its personnel and visitors to remove their vehicles from the parking area at the end of a working day. If any vehicle owned by Lessee or by its personnel or visitors remains in the parking area overnight and the same interferes with the cleaning or maintenance of said area (snow or otherwise), any costs and liabilities incurred by Lessor or Lessor’s contractor in removing said vehicle to effectuate cleaning or maintenance, or any damages resulting to said vehicle or to Lessor’s equipment or equipment owned by others by reason of the presence or removal of said vehicle during such cleaning or maintenance shall be paid by Lessee to Lessor, as additional rent, on the rent payment date next following the submission of a bill therefor.

          (c)        Lessor shall have the right to modify and enforce reasonable rules and regulations with respect to the Common Areas. Lessor shall have the right in accordance with Article 1 (b) and this Article 6 (c) to change the locations and arrangement of the Common Areas except the Exclusive Outside Area; to enter into, modify and terminate easement and other agreements pertaining to the use and maintenance of the Common Areas and Exclusive Outside Areas; to construct surface or elevated parking areas and facilities; to establish and change the level of parking surfaces; to close all or any portion of the Common Areas and the

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Exclusive Outside Area to such extent as may, in the opinion of Lessor’s counsel, be reasonably necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to discourage nonpermitted parking; and to do and perform such other acts in and to the Common Areas as, in the exercise of good judgment, Lessor shall determine to be advisable with a view to the improvement of the convenience and use thereof by lessees, their officers, agents, employees and customers, notwithstanding anything in this Article 6 (c) to the contrary, Lessor shall have no obligation whatsoever to take any of the foregoing actions.

          (d)          Neither Lessee nor any of its employees, agents, licensees or invitees shall park any vehicles in, or otherwise obstruct the Common Areas. Lessee and its employees, agents, licensees, and invitees shall park only in parking spaces as striped in designated parking areas.

7. COVENANT OF TITLE AND QUIET ENJOYMENT

          Lessor covenants with Lessee that Lessor has good right and title to the Complex and good right to lease the Demised Premises in the manner aforesaid. Lessee, upon paying the rent, and subject to all the terms and covenants of this Lease, and subject to the provisions of any mortgage or installment purchase agreement to which this Lease is subordinate shall quietly have and enjoy the Demised Premises during the Term of this Lease without hindrance or molestation by any person.

8. SIGNS

          Lessee shall be permitted to have one sign, not more than 16 square feet in size identifying the Demised Premises. Lessee may request a sign by giving Lessor its requirements as to size, wording and any logo requirements. The purpose of any sign shall be solely for the identification of the Demised Premises and shall not include any advertisement or slogans of any nature. Upon receipt of such request, Lessor shall design a sign for Lessee. All signs shall be of bronzed aluminum with white lettering of a standard type form to be selected by Lessor. Such sign shall be mounted on the ground in close proximity to Lessee’s entrance. Lessee shall bear all costs associated with the fabrication and installation of such sign. Lessee shall have the obligation, at the termination of the Lease, to remove such sign and shall repair and be responsible for any damage to the Complex occasioned by the installation or removal of such sign.

9. REPAIRS, MAINTENANCE, ALTERATIONS

          (a)          Lessee shall at Lessee’s sole cost and expense, keep and maintain all portions of the Demised Premises in a clean, wholesome and sanitary condition and in good order and repair, including, but not limited to plumbing, electrical, heating and air conditioning systems and the entire interior of the Demised Premises. Lessee shall obtain a standard service agreement from a reputable mechanical systems service company for the regular service and maintenance of the heating, ventilation and air conditioning systems in the Demised Premises. Lessee shall provide Lessor a copy of such agreement upon Lessor’s request.

          (b)          Lessor agrees to pass on to Lessee, if possible, the benefits of any manufacturer’s warranties on equipment installed by Lessor.

          (c)          Lessee shall not make any alterations or improvements to the Demised Premises without submitting a detailed cost estimate thereof and without the prior written consent of Lessor, which consent will not be unreasonably withheld.

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          Lessee and Lessor shall prevent any mechanics lien or obligation from being imposed upon the Complex and will discharge all liens or charges for services rendered or materials furnished immediately after said liens occur or said charges become due and payable.

          (d)          Lessor shall (i) make structural repairs to the exterior walls, common exterior facade, roof and foundation of the building, (ii) maintain the Common Area, and (iii) maintain utility lines, drains and related facilities, serving all tenants in the Complex, (iv) clean the exterior of the building, including glass, and (v) replace any cracked or broken glass. The cost of all of the foregoing shall be included as Complex Operating Costs. Notwithstanding the foregoing, Lessee shall be required to make all repairs resulting from the misuse or neglect by Lessee or any of its employees, agents, contractors, licensees or invitees or customers. The cost of all of the foregoing (each of which shall be a Substantial Repair) shall be included as Complex Operating Costs. However, notwithstanding anything to the contrary herein, if the cost of a Substantial Repair exceeds $50,000 per occurrence (based on reasonable estimate of Lessors contractor(s)), for the purpose of its inclusion in Complex Operating Costs, the cost of such Substantial Repair shall be amortized over its useful life commencing with the time of completion of such Substantial Repair, with interest from such commencement at the prime rate of Citibank (or its successor) plus 2%. Repairs to the Complex, which are $50,000 or less, shall be part of the Complex Operating Costs.

          (e)          Lessor shall have no liability to Lessee by reason of any inconvenience, annoyance, interruption or injury to business arising from Lessor or any tenant (with respect to the Demised Premises) making any repairs or changes or performing maintenance services in the Demised Premises or Complex, unless Lessor is not permitted by this Lease or by law to make such repairs or changes or to perform such services. Lessor shall use its best efforts to perform such work, except in case of emergency, at times reasonably convenient to Lessee and otherwise in such manner and to the extent practical as will not unreasonably interfere with Lessee’s use and occupancy of the Demised Premises. Lessee shall not be entitled to any diminution or abatement of rent or other compensation by reason of any interruption or stoppage.

          (f)          Lessor reserves the right, without being in breach of any covenant of this Lease, to stop or suspend the rendition of any services which Lessor shall perform for so long as may be necessary, by reason of accidents, emergencies, the making of repairs or changes or by reason of “Unavoidable Delays”, which mean any delays due to acts of God, governmental restrictions or guidelines, strikes, labor disturbances, shortages of materials and supplies and for any other causes or events whatsoever beyond Lessor’s reasonable control. In each instance Lessor shall exercise reasonable diligence to eliminate the cause of stoppage and to effect restoration of service and shall give Lessee reasonable notice, when practicable, of the commencement and anticipated duration of such stoppage. Lessee shall not be entitled to any diminution or abatement of rent or other compensation by reason of any interruption or stoppage.

          (g)          If Lessor’s inspection of the Demised Premises reveals that in Lessor’s sole judgment, Lessee has failed to maintain the Demised Premises as required by Article 9(a) and (d) or has made alterations prohibited by Article 9(c), then Lessor shall give Lessee written notice of such violations. If such violations have not been corrected within thirty (30) days of Lessee’s receipt of such notice, Lessor shall have the right to enter the Demised Premises, correct the violation, and charge Lessee the cost of such correction plus twenty percent (20%) for Lessor’s overhead.

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10. DAMAGE OR DESTRUCTION

          (a)        If the Demised Premises are damaged by fire or other casualty, the risk of which is covered by the insurance policy described in Article 13, this Lease shall remain in full force and effect and Lessor shall repair or rebuild the Demised Premises, except for Lessee’s leasehold improvements, to substantially the same condition as at the time of such damage. In the case of damage as a result of a risk not covered by the aforesaid insurance, Lessor shall have the option to either rebuild the Demised Premises or terminate this Lease.

                      Notwithstanding the foregoing, if more than 50% (fifty percent) of the floor area of the Demised Premises is destroyed and restoration of the Demised Premises in Lessor’s reasonable judgement cannot be completed within six (6) months of the damage or destruction, Lessee shall have the right to terminate this Lease. Lessee shall provide Lessor with written notice of such termination within twenty-one (21) days of such damage or destruction. In the event the Lessor undertakes the restoration of the Demised Premises and such restoration is not substantially completed within six (6) months of the date of such damage or destruction, Lessee shall be entitled to one (1) day free rent for each day beyond the six month period that the Demised Premises is not restored.

          (b)        The rent payable by the Lessee shall be abated or reduced proportionately during any period in which, by reason of such damage, there is substantial interference with the operation of the business of the Lessee. Such abatement or reduction shall continue for the period commencing with the damage and ending with the completion by the Lessor of such repair and/or reconstruction.

II. CONDEMNATION

          If more than 50% (fifty percent) of the Demised Premises is taken or condemned under the exercise of the power of eminent domain by any public body or if the same is acquired from negotiations in lieu thereof, then Lessee or Lessor, at its option, may terminate this Lease without liability to the other for damages of any kind or nature and Lessee hereby waives any interest it may have in the amount received from the public body; provided, however, that Lessee shall have the right to file a separate claim and recover from the public body such compensation as maybe separately awarded to Lessee.. If there is a minor condemnation which does not affect the use of the property for the purpose intended hereunder, there shall be no adjustment in the rent due hereunder. If there is a condemnation which affects Lessee’s use of a portion of the Demised Premises and neither Lessee nor Lessor elects to terminate this Lease, then the rent and other charges provided for herein shall be abated proportionately.

12. UTILITIES AND TAXES

          (a)        The Lessee shall pay all charges for electricity, fuel and other utilities consumed at the Demised Premises during the Term. Lessee shall also pay demand or standby charges, which may be charged by such utilities. The Demised Premises shall have separate electric and gas meters and the Lessee shall open accounts directly with such utility companies. Other utilities shell be included in Complex Operating Costs.

          (b)        Lessee shall pay Lessor, throughout the Term, “Lessee’s Share of Real Property Taxes” (as hereinafter defined). Said payment to the Lessor shall be made at the time such “Real Property Taxes” (as herein defined) are due to the taxing authority or, if required by a mortgagee or underlying lessor, on a monthly basis in advance. “Real Property Taxes” shall mean all real estate and ad valorem taxes,

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assessments, water and sewer charges, school taxes and other governmental impositions and charges which shall be levied, assessed, imposed, or have become due and payable, or liens upon, or arising from the use, occupancy or possession of the Complex or any part thereof (excluding any particular taxes assessed due to the peculiar nature of the occupancy of any tenant). The term Real Property Taxes shall not include (i) any charge, such as a water meter charge and the sewer rent based thereon, which is measured by consumption or (ii) any municipal, state or federal taxes based on net income or any estate, inheritance or transfer taxes or any franchise taxes assessed against or imposed upon Lessor, except to the extent substituted for the then Real Property Taxes. Whether or not Lessor shall take the benefit of the provisions of any statute permitting any assessment for public betterments to be paid over a period of years, Lessor shall, nevertheless, be deemed to have taken such benefit so that the term Real Property Taxes shall include only the current annual installment of any such assessment. Lessor hereby covenants with Lessee that Lessor shall be responsible for paying and shall pay the Real Property Taxes and shall present receipted tax bills to Lessee.

          (c)          Lessee’s Share of Real Property Taxes shall be based upon the number of square feet of finished and unfinished space in the Demised Premises and the tax rate per square foot for finished and unfinished space as calculated below. The tax rate per square foot of unfinished space, expressed in dollars per square foot, shall equal the quotient of: a) the total Real Property Taxes on the Complex divided by the sum of (i) two times the total number of square feet of finished space in the Complex plus (ii) the total number of unfinished square feet in the Complex. The tax rate per square foot of finished space shall be twice the tax rate per square foot of unfinished space.

          Lessee’s Share of Real Property Taxes shall be the dollar amount equal to a) the number of square feet of finished space in the Demised Premises times the tax rate per square foot of finished space plus b) the number of square feet of unfinished space in the Demised Premises times the tax rate per square foot of unfinished space.

          Finished space shall be any space with air conditioning and enhanced lighting or finishes, which is used for purposes other than manufacturing, storage or distribution.

Example:

Total sq.ft. of finished space	25,000 s.f.
Total sq.ft. of unfinished space	75,000 s.f.
Total Taxes on Complex	$100,000
Sq.ft. of finished space in Demised Premises	7,000 s.f.
Sq.ft. of unfinished space in Demised Premises	18,000 s.f.

Tax Rate per sq.ft. of unfinished space = $100,000 / (2 x 25,000 s.f.) + 75,000) = $0.80/s.f.

Tax Rate per sq.ft. of finished space = $0.80/s.f. x 2 = $1.60/s.f.

Lessee’s Share of Real Property Taxes = (7,000 s.f. x $1.60/s.f.) + (18,000 s.f. x $0.80/s.f.) = $25,600

          As the Demised Premises is improved the total area of finished space in the Demised Premises is 12,604 square feet.

          (d)          Lessee at all times shall be responsible for and shall pay, before delinquency, all taxes levied or assessed by any governmental authority on any leasehold interest, any investment of Lessee in the Demised Premises, or any personal property of any kind owned, installed or used by Lessee or on Lessee’s right to occupy the Demised Premises. In the event that Real Property Taxes are not separately assessed or

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attributable to such additions, the informal decision by the Tax Assessor with respect thereto shall be binding on the parties.

13. INSURANCE

          I.     During the Term of the Lease, Lessor shall carry and maintain the following types of insurance in the amounts specified and Lessee shall reimburse Lessor, Lessee’s Share of all premiums and coverage for insurance as part of the Complex Operating Costs:

                    (a)          Fire and Allied Perils Insurance including extended coverage, vandalism and malicious mischief and “Special Risk of Loss/Special Property Form” insurance covering the Demised Premises against loss or damage by fire, extended coverage, vandalism and malicious mischief, and “special risk of loss” insurance contracts in amounts not less than the Full Replacement Cost of the Demised Premises as specified by Lessor.

                                  Policy shall provide for an agreed amount endorsement, which shall suspend the coinsurance provision of the property policy.

                                  “Full Replacement Cost” (as herein defined) shall be construed to mean replacement cost, without regard to depreciation. The Full Replacement Cost shall be determined periodically by the Lessor or by the Mortgagee holding the mortgage on the Demised Premises.

                    (b)          Rent or rental value insurance against loss of rent or rental value due to fire, extended coverage, vandalism and malicious mischief and the “Special Risk of Loss” insurance contracts, and in the amount equal to Basic Rent for the Demised Premises plus the estimated amount of Real Estate Taxes and Complex Operating Costs payable by Lessee for a period of not less than one (1) year from the date of the loss.

                    (c)          Landlord’s Liability Insurance including bodily injury and property damage insuring the Lessor against liability for injury to persons or damage to property occurring in or about the Demised Premises arising out of the ownership, maintenance or use thereof.

                    (d)          A “Difference in Conditions” insurance policy, including flood and earthquake, shall be secured by the Lessor at the option of the Lessor in situations and circumstances where such insurance is required.

          II.     In addition, during the Term of this Lease, Lessee shall carry and maintain for the benefit of the Lessor:

                    (a)           A Boiler and Machinery insurance policy providing Full Replacement Cost coverage on any boilers, vessels, objects, machinery, (including air conditioning equipment) and equipment located within the Demised Premises.

                    (b)          Comprehensive Public Liability Insurance, including bodily injury and property damage on an occurrence basis, insuring the Lessor and Lessee (and naming Lessor as an additional insured) against liability for injury to persons or damage to property occurring in or about the Demised Premises arising out of the ownership, maintenance, or use thereof. The liability under such insurance shall not be less than $5,000,000 for any one person injured or killed and not less than $5,000,000 for any one accident and such insurance shall not be less than $5,000,000 for any property damage per occurrence, either on an individual or on a combined single limit basis.

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                        (c)          Plate glass insurance for all glass on the Demised Premises with a company acceptable to the Lessor, or the Lessee may self-insure such plate glass insurance exposure and shall be solely responsible for the replacement of damaged plate glass and clear plastic panels at the Lessee’s expense.

          In connection with this Article 13, the Lessee shall obtain such insurance from an insurance company or companies acceptable to Lessor and the Lessee shall furnish the Lessor with a Certificate of Insurance indicating the coverage and limits of liability applicable thereto and evidencing the inclusion of the Lessor as an additional named insured under such policy, “As their interests may appear”.

          The “Certificate of Insurance” described above shall contain a thirty (30) day cancellation clause clearly shown therein.

          All policies of insurance (except liability insurance) shall provide by endorsement that any loss shall be payable to the Lessor, Lessee, or any mortgagee as their respective interests may appear.

          In the event any policy recited to this Article 13 shall contain a deductible provisions, said deductible, if incurred, shall be charged to the Complex as a Complex Operating Cost with respect to the coverages enumerated in Article 13.I. or shall be the responsibility of the Lessee with regard to Article 13.II.

          To the extent permitted by the insurance companies furnishing any of the above coverage there shall be a mutual waiver by the Lessor and the Lessee of subrogation so that with respect to any loss which is covered or required by this Lease to be covered by insurance carried by Lessor or Lessee each releases the other from any and all claims with respect to any losses occurring thereunder.

14. SUBORDINATION

          (a)          Lessee agrees that this Lease shall be subordinate to any mortgage, deed of trust or any other hypothecation for security which has been or may be placed on the Demised Premises or any part thereof and to any and all advances made or to be made thereunder, and to all renewals, replacements and extensions thereof, requested and made by Lessor and such subordination is hereby made effective without any further act to be done by Lessee. Provided, however, in the event any documents including subordination agreements, lease ratification agreements and other necessary documents are required to be signed by Lessee to effectuate the purposes of this Article or the financing or refinancing of the Demised Premises, Lessee does hereby agree to execute all reasonable documents upon written demand by Lessor, and to furnish such financial information as may be reasonably required.

          Lessor shall use reasonable efforts to obtain a non-disturbance agreement from any future holder of any mortgage on the Complex. Such non-disturbance agreement shall be in recordable form and shall specify that the mortgage holder will not alter the terms of this Lease or otherwise disturb Lessee’s quiet enjoyment of the Demised Premises as long as Lessee is not in default under the terms of the Lease beyond any applicable periods of notice and grace.

15. CONDITIONAL LIMITATION AND DEFAULT PROVISIONS

          Subject to any contrary provisions of any applicable law, the following shall be conditional limitations of this Lease and events of default:

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          (a)          Lessee’s failure to pay Rent, Lessee’s Share of Real Property Taxes or Complex Operating Costs due and payable hereunder, which failure is not cured within ten (10) days after written notice of such failure from the Lessor to the Lessee.

          (b)          The nonperformance or violation of the terms and conditions of any other obligations required hereunder by the Lessee, which nonperformance or violation is not cured within thirty (30) days after written notice thereof from the Lessor to Lessee. If such nonperformance or violation cannot be cured within said 30-day period; the same will not be a default if the Lessee exercises due diligence, in the sole discretion of the Lessor, to cure such nonperformance or violation as promptly as possible.

          (c)          Lessee’s abandonment of the Demised Premises for ten (10) days.

          (d)          Lessee’s filing of voluntary bankruptcy proceedings or the making of an assignment for the benefit of creditors, or the filing of an involuntary bankruptcy proceeding, which involuntary proceeding is not terminated and dismissed within sixty (60) days after such filing.

          In the event of such uncured defaults, Lessor may:

          (a)          Terminate this Lease and render it null and void and the Term of this Lease shall expire and all right, title and interest of the Lessee shall expire and terminate as fully and completely as if the default day were the date the Term of this Lease expired, and Lessee will then immediately quit and surrender the Demised Premises to the Lessor.

          (b)          Reenter the Demised Premises and receive rent therefrom.

          (c)          Re-let the Demised Premises and receive rent therefrom.

          (d)          As liquidated damages, accelerate the balance of the rental payments due under the terms of this Lease.

          Lessee shall remain liable for the rent and other charges as provided for herein. Lessee shall also be liable for any repairs or alterations necessary to prepare the Demised Premises for re-letting. Lessee waives any rights to damages against Lessor by reason of any negligent acts taken by Lessor under provisions of this Article after such default.

16. TERMINATION

          Upon the expiration of the Term of this Lease, or any earlier termination thereof, Lessee shall surrender the Demised Premises to Lessor in a clean, wholesome and sanitary condition and in good condition and repair, reasonable wear and tear and insured casualties excepted. All structural alterations and improvements which have been made or installed by Lessee and any and all built-in or replacement fixtures, including all nonportable refrigerated air conditioning equipment, all heating equipment, all electrical fixtures and units together with all conduits and wirings in connection with all of said fixtures, originally installed by Lessee or replaced by Lessee during the Term of this Lease, in or upon or about the Demised Premises, shall be the property of Lessor and shall be surrendered to Lessor without any payment therefor; or, in the alternative, at Lessor’s request, except as provided in Article 4 (b) Lessee shall, prior to termination, remove any fixture, machinery or signs that Lessor may designate and otherwise restore the premises to its original condition, reasonable wear and tear and damage by the elements or other casualty excepted.

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Lessee’s laboratory cabinets, counters, sinks and other ancillary equipment are specifically excluded from the above.

          Twelve (12) months prior to expiration of the Term of this Lease, Lessor shall have the right to enter the Demised Premises upon reasonable advance notice to Lessee for the purpose of showing same to prospective tenants or purchasers.

17. HOLDING OVER

          In the event Lessee shall hold the Demised Premises after the expiration of the Term hereof, with or without the consent of the Lessor, such holding over shall be deemed to have created a tenancy from month to month, terminable on thirty (30) days notice by either party to the other and subject to all the terms, conditions, covenants and agreements of this Lease, except that rental shall be one and one-half (1.5) times the normal rent.

18. COMMISSIONS

          Lessor shall pay any commissions payable with regard to this Lease and any provision hereunder. Lessee represents that Lessee dealt with no broker other than Insignia\ESG, Inc., having an office at Park 80 West Plaza One, Saddle Brook, New Jersey 07663, in connection with the Lease, and accordingly, Lessee agrees to indemnify and hold Lessor harmless from the claim of any other broker with regard to this Lease. Lessor agrees to indemnify and hold Lessee harmless from the claim of any other broker which Lessor has dealt with regard to this Lease.

19. INSPECTION OF PREMISES

The Lessor or its representatives shall be entitled at reasonable times, and upon reasonable advance notice, to enter the Demised Premises for the purpose of inspecting the same, subject to Lessee’s reasonable security regulations.

20. FINANCIAL STATEMENTS

          The Lessee shall upon the request of Lessor furnish Lessor (not more then once per calendar year) published Financial Statements of the Lessee in a form reasonably satisfactory to Lessor. Such statements shall include an income statement, balance sheet and all appropriate footnotes. Audited financial statements shall be provided as available.

21. INDEMNIFICATION

          A.          Lessee agrees that Lessor shall not be liable to Lessee or any other person or persons for or on account of any injury or damage occasioned in or about the Demised Premises, the Complex and the Exclusive Outside Area to persons or property of any nature or sort whatsoever or for or on account of any injury to person or property that may result by reason of any lack of repair of the Complex or improvements thereof, or by reason of the acts of any persons on the Complex or for any other reason whatsoever unless such damage or injury was occasioned by the negligence or willful misconduct of Lessor, its agent, employees or invitees; Lessee agrees to indemnify and hold Lessor harmless from and on account of any and

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all loss, damage, liability, expense, costs and counsel fees arising out of or resulting from or incurred in connection with the matters herein or before specified and subject to the limitations set forth herein, and from any and all liability arising from any occurrence causing injury to any person or property whomsoever or whatsoever.

          B.          Lessee hereby agrees to handle, store or dispose of any hazardous or toxic waste or substance upon the Demised Premises in compliance with federal, state or local statues, ordinances or regulations. Lessee hereby covenants to indemnify and hold Landlord, its successors and assigns, harmless from any loss, damage, claims, costs, liabilities or clean-up costs arising out of Lessee’s use, handling, storage, or disposal of any such hazardous or toxic wastes or substances on the Demised Premises. Lessee agrees to indemnify Lessor for any and all expenses incurred in connection with, and all liabilities resulting from, any violation of any environmental law, regulation, ordinance or court order pertaining to the Demised Premises arising other than from an action or omission by the Lessor, or its agents, employees, invitees or other lessee’s. Except as provided for in Article 27 (12), Lessee shall notify Lessor of all Hazardous Substances (as defined in Article 27.11) handled or stored within the Demised Premises.

          C.          Lessor represents and warrants that the execution of this Lease does not require compliance with the New Jersey Environmental Cleanup Responsibility Act (N.J.S.A. 13:1 K-6 et seq.)

22. WAIVER OF TRIAL BY JURY

          It is mutually agreed between the Lessor and the Lessee that the respective parties hereto shall and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matters whatsoever arising out of or in any way connected with this Lease, including rents or additional rents, the Lessee’s use or occupancy of the Demised Premises, and/or any claim of injury or damage.

23. RECOVERY OF COSTS

          In the event that any action or proceeding shall be brought for the purpose of determining or enforcing the rights of either party hereunder, the party prevailing in such actions or proceedings shall be entitled to recover from the other party all costs reasonably incurred by the prevailing party in connection with such action or proceeding including reasonable attorney’s fees to be determined by the Court.

24. NOTICE

          Any notice required to be given hereunder shall be mailed by registered or certified mail to Lessor at 485 Washington Avenue, Pleasantville, New York 10570, and to Lessee at Coty, Inc., a subsidiary of Joh A. Benckiser GmbH, 1325 Avenue of the Americas, New York, New York 10019, or at such other place as the parties may designate in writing.

25. SUCCESSORS AND ASSIGNS

          This Lease shall inure to and be binding upon the respective heirs, executors, administrators, successors and assigns of the respective parties.

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26. LESSOR

          Lessee shall be confined to and look solely to the estate and interest of Lessor, its successors and assigns, in the Complex and any insurance thereon or the proceeds therefrom, for the collection of any sum due to Lessee for any reason, and no other property or assets of Lessor shall be subject to levy, execution or other enforcement procedure for the satisfaction of Lessee’s remedies under or with respect to either this Lease, the relationship of Lessor and Lessee hereunder or Lessee’s use and occupancy of the Demised Premises.

27. OPERATION AND MANNER OF USE BY LESSEE

          Lessee shall, at Lessee’s own cost and expense, observe the following rules and regulations:

          1.          keep the inside of all glass in the doors and windows of the Demised Premises clean;

          2.          replace promptly any plate glass of the Demised Premises cracked or broken due to Lessee’s misuse or neglect with glass of like kind and quality;

          3.          keep all garbage, trash, rubbish or refuse in rat-proof containers until removed, which containers shall be supplied by Landlord;

          4.          have all garbage, trash, rubbish or refuse removed on a regular basis;

          5.          keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Demised Premises, to the extent the same would violate any covenant of quiet enjoyment in any other lessee’s lease;

          6.          comply with all laws, codes, rules, regulations, orders, directives and requirements of all governmental authorities having jurisdiction, and with all codes, rules, regulations, orders, directions, requirements and recommendations of the board of fire underwriters and the fire insurance rating organization having jurisdiction over the area in which the Demised Premises are located or other bodies or agencies now or hereafter exercising similar functions in the area in which the Demised Premises are located, in any way pertaining to the use and occupancy of the Demised Premises by Lessee or pertaining to any signs erected by Lessee outside the Demised Premises, and whether directed to Lessor or Lessee. Notwithstanding the foregoing, Lessee shall not be required to make alterations to the Demised Premises which are not related to Lessee’s particular use of the Demised Premises. If Lessee’s use of toxic, volatile or hazardous materials results in the requirement for modifications to the Demised Premises or the Complex, Lessee shall be responsible for making such modifications;

          7.          not use or occupy the Demised Premises so as to require alterations or additions to be made thereto or to the Complex as a result of any law, code, rule, regulation, order, requirement or directive of any governmental authority having jurisdiction, or any code, rule, regulation, order, requirement, directive or recommendation of the local board of fire underwriters or of the fire insurance rating organization having jurisdiction, or any other body or agency as hereinabove described;

          8.          not disfigure or deface the Demised Premises or the building and not permit or suffer any waste or any nuisance, or allow the Demised Premises to be used for any unlawful purpose;

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          9.          not cause or permit any objectionable or noxious odor to emanate or be dispelled from the Demised Premises;

          10.          diligently perform any and all of Lessor’s obligations with respect to compliance with environmental laws, regulations, rules and court orders as they pertain to the Demised Premises and Lessee’s use thereof; and

          11.          not conduct or permit its agents or employees to conduct any operations on the Demised Premises which can reasonably be characterized as refining, producing, storing, handling, transferring, processing or transporting “Hazardous Substances” as such term is defined in NJSA 58: 10-23, 11 b(k), without Lessor’s express prior written consent to each individual type of operation.

          12.          Notwithstanding anything contained herein to the contrary and in accordance with all the applicable laws, codes, and regulations in effect, Lessee shall be permitted to use chemicals in the Demised Premises, which are related to Lessee’s normal research procedures. 1. In addition to Lessee complying with all the terms and conditions of this Article 27 and Article 21, Lessee shall be required at Lessor’s reasonable request at the expiration of the Lease at Lessee’s cost and expense to perform a Phase I environmental study. If the results of such Phase I requires additional testing, Lessee at Lessee’s cost and expense shall perform a Phase II environmental study of the Demised Premises and Lessee’s loading area.

28. SHORING

          If an excavation or other substructure work shall be undertaken or authorized upon land adjacent to the Demised Premises, Lessee, without liability on the part of Lessor therefor, shall afford to the person causing or authorized to cause such excavation or other substructure work license to enter upon the Demised Premises for the purpose of doing such work as such person shall deem necessary to protect or preserve any of the walls or structures of the building or surrounding lands from injury or damage and to support the same. Such entry shall be accomplished in the presence of a representative of Lessee. The said license to enter shall be afforded by Lessee without any diminution or abatement of rent on account thereof provided that such entry shall not unreasonably interfere with Lessee’s use of the Demised Premises.

29. LEASE MODIFICATION

          In the event any lending institution funding the Demised Premises or the Complex for the Lessor shall request reasonable modifications of this Lease as a condition of obtaining financing, Lessee will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not adversely affect to a material degree the Lessee’s leasehold interest hereby created or increase the Basic Rent or Lessee’s Share of Complex Operating Costs or change the Term of this Lease or in any way increase Lessee’s obligations hereunder.

30. CONSTRUCTION OF LEASE

          (a)          The remedies available to Lessor under the terms of this Lease shall be cumulative and the exercise of one remedy shall not constitute an election of remedies.

          (b)          This Lease shall be constructed in accordance with the laws of the State of New Jersey.

          (c)          The term Lessor (as used herein) shall mean only the owner for the time of such ownership of the Lessor’s interest in this Lease and such owner and each succeeding owner shall be liable hereunder to

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the extent as set forth in Article 26 hereof, only with respect to obligations arising during the period of its respective ownership in the Complex.

          (d)          The Lessee agrees not to record this Lease or a notice of the same.

          (e)          If any term or provision of this Lease or the application thereof shall be determined to be invalid or unenforceable, the remainder of this Lease shall be valid and enforceable to the fullest extent of the law.

          (f)          This Lease contains the entire agreement between the parties and no oral statements or representations or prior written matter not contained herein shall have any force or effect. This Lease shall not be modified in any way except by a writing executed by both parties.

31. ASSIGNMENT-SUBLETTING

          (a)          Lessee shall not have the right to sublet or transfer (by assignment, or in any other manner (hereinafter referred to as sublet)) this Lease, or mortgage or otherwise encumber the leasehold interest of Lessee without first giving Lessor a written request for such transfer and without first obtaining in each and every instance the previous written consent of the Lessor. Any assignment or hypothecation of the Demised Premises without the written consent of Lessor, shall be null and void. In no event shall Lessee be released from any liability hereunder.

          (b)          In the event that Lessee desires to sublet the Demised Premises, in whole or in part, Lessee shall notify Lessor of its intention to do so. Lessor shall have thirty (30) days from the receipt of said notice to cancel this Lease, in which event Lessor shall notify Lessee, and this Lease shall terminate as of the ninetieth (90th) day following Lessee’s notice to Lessor and Lessee shall be relieved of any further liability hereunder. Subject to the terms of paragraph (e) herein, in the event Lessee serves such notice of its intention to sublet upon Lessor and Lessor does not exercise its said option to cancel within said 30-day period and there are no other conditions that might prevent a sublet, Lessee may then solicit sublet proposals for the Demised Premises, in whole or in part, at the then current market rental rate, for Lessor’s approval.

          (c)          Market rental shall be defined as mutually agreed between Lessor and Lessee. If Lessor and Lessee cannot agree on the definition of market rental, then the market rental shall be set by an M.A.I. licensed real estate appraiser acceptable to both Lessor and Lessee.

          (d)          Upon submission to Lessor by Lessee of a Sublet Agreement for the Demised Premises, in whole or in part, (said Agreement being subject to the Lessor’s written approval, mortgagee’s written approval, and this underlying Lease) executed by and between the Sublessor (and assigns) and Sublessee, Lessor may again at Lessor’s sole option, elect to terminate this Lease as of the effective date of the proposed transfer or sublet by giving Lessee written notice thereof within ten (10) days of Lessee’s submission of said Sublet Agreement to Lessor. In the event that Lessor so elects to terminate this Lease, the same will terminate and Lessee shall be released from liability hereunder for the balance of the Term of this Lease. In the event that Lessor does not notify Lessee within said ten (10) day period of Lessor’s intent to terminate this Lease, then Lessee may enter into such Sublet Agreement with subtenant. In no event, however, shall Lessee be permitted to sublet the Demised Premises at a rental rate less than the then current market rental.

In the event of a Sublet only Lessor’s right to terminate this Lease under this Article shall apply only to that portion of the Demised Premises being Sublet

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          (e)          Notwithstanding anything contained herein to the contrary, Lessee shall have the right (which shall not be subject to Lessor’s right of termination) to sublet up to 75 % of the Demised Premises. Such right is subject to the following:
          That Lessee is not in default under the terms and conditions of the Lease or if Lessee’s is in a non monetary default and is diligently prosecuting to cure such non monetary default within 90 days of such default, Lessee may Sublet.; and,
          That such Sublet is not more than 85% of the term of the Lease; and,
          Lender’s right of approval.

          All Sublets shall be subject to Lessor’s right to recapture of 50 % of any profit derived from such Sublet by Lessee. Profit for the purpose of this paragraph shall mean the excess of the net rent paid under the Sublet over the net rent paid by Lessee, less brokerage, Lessee’s reasonable attorney’s fees and construction costs related to the Sublet amortized over the life of the Sublet. Such Profit shall be paid to Lessor as additional rent over the term of the Sublet.

          (f)          Nothing contained herein shall be construed to release Lessee of any of its obligations under the terms and conditions of the Lease.

          (g)          Where Lessor’s consent is required per this Article, such consent shall not be unreasonably withheld.

32. OPTION(s) TO RENEW

          Provided Lessee is not in default hereunder, Lessee shall have the right to renew the Term of this Lease for two (2) additional terms of five (5) years, which periods shall be designated as the “Renewal Term(s)”. Lessee shall accept the Demised Premises in its “Where Is” and “As-Is” condition for each of said Renewal Term(s). Lessee shall exercise this renewal option by giving Lessor not more than 18 months but not less than twelve- (12) month’s prior written notice of its intention to renew the Term of this Lease. Upon receipt by Lessor of such notice, the Term of this Lease shall be deemed to have been extended for the designated Renewal Term from the expiration of the current term as defined herein, upon the same terms and conditions as during the Term hereof, except as otherwise provided for herein.

          a.          First Five Year Renewal Option (“First Renewal Term”)
The Basic Rent during the First Renewal Term shall be based on the prevailing rental rates for properties of equivalent quality, size, utility and location within Morris County, State of New Jersey, with the length of the Lease Term and credit standing of Lessee herein to be taken into account as of the date of each renewal, but in no event shall the Basic Rent be less than $12.25 per sq. ft Net Net Net per annum or higher than $18.00 per sq. ft. Net Net Net per annum.

          Within thirty (30) days of Lessor’s receipt of notice of Lessee’s intent to exercise the renewal option, Lessor and Lessee shall agree upon the prevailing rental rate, which will apply to the Basic Rent during the First Renewal Term. In the event that Lessor and Lessee cannot come to such an agreement, the renewal rate shall be determined as follows:

          Within the next thirty (30) days, Lessor and Lessee shall each select an arbitrator who shall be a real estate broker licensed in the area in which the building is situated and having a minimum of five (5) years experience in leasing industrial and office space. Notice shall be given to the other party of the name of the arbitrator selected. If either Lessor or Lessee fails to appoint such an arbitrator within the allotted time, the arbitrator appointed by the other party shall make the determination of the then prevailing rental rate and this determination shall be final and binding on both parties hereto.

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          If both Lessor and Lessee appoint an arbitrator in accordance with the provisions above and the two arbitrators cannot agree upon a prevailing rental rate within thirty (30) days following their appointment, the two arbitrators shall forthwith select a third arbitrator having like qualifications and each of the original arbitrators will immediately submit his or her judgment as to the fair market rent in writing to the third arbitrator. The third arbitrator will choose and decide on one of the two prevailing rental rates submitted by the two original arbitrators within ten (10) days and the selection of the third arbitrator shall be final and binding on both parties. In the event the two arbitrators appointed by the Lessor and Lessee cannot agree upon a third arbitrator, then the third arbitrator shall be appointed by the New Jersey Chapter of the Society of Industrial Realtors. The prevailing rental rate agreed to by the two appointed arbitrators or, if applicable, the prevailing rental rate selected by the third arbitrator, shall be final and binding upon the parties hereto. Lessor and Lessee shall each bear the expense of the respective arbitrator appointed by each and the expense of a third arbitrator, if needed shall be shared equally by both parties. To reiterate in no event shall the Basic Rent be less than $12.25 per sq. ft Net Net Net per annum or greater than $18.00 per sq. ft. Net Net Net per annum.

          b.          Second Five-Year Renewal Option (“Second Renewal Option”). Based on CPI: The increase in the Basic Rent during the Second Renewal Term shall be related to the Consumer Price Index All Urban Consumers, New York, New York - Northeastern New Jersey and the Escalation Base for Basic Rent shall be the Basic Rent for the First Renewal Term. The Index as of the first month of the First Renewal Term shall constitute the Base Index. The Index as of the last month of the First Renewal Term shall constitute the Renewal Index. The Renewal Index shall be divided by the Base Index; this percentage shall be multiplied by the Escalation Base to determine the Basic Rent during the Second Renewal Term. For example, assume that the Base Index is 120; the Renewal Index is 135; and the Basic Rent during the First Renewal Term is $270,000: The Basic rent for the Second Renewal Term should be (135 / 120 = 1.125% x $270,000 = $303,750). In no event shall the annual Basic Rent for the Second Renewal Term be less than the annual Basic Rent during the last year of the First Renewal Term.

33. Right of First Offer.

                       Subject to the rights of other tenants in the building, and pursuant to the following, Lessee shall have a one time right to lease in whole and not in part, or unless otherwise agreed to in writing by Lessor and Lessee, all of the “Expansion Space” adjacent to its Demised Premises as delineated on Exhibit A pursuant to the following terms and conditions:

                       Should Lessor receive a bonafide third party offer for all the Expansion Space, Lessor shall notify Lessee in writing (“Lessor’s Notice”) of its intention to lease said Expansion Space to a third party. Within five (5) business days of Lessor’s Notice, Lessee must notify Lessor in writing of its intention to lease all of said Expansion Space (“Lessee’s Notice”) at the same Basic Rent and terms and conditions of the Lease on the Demised Premises but in no event shall the Basic Rent be less than the then Fair Market Rate for the Expansion Space as determined in Article 32(a). The Term of the Lease for the Expansion shall not be less than five years. Should Lessee exercise this right, all of said Expansion Space shall be added to Lessee’s Demised Premises and commencement of Basic Rent for the Expansion Space shall occur thirty (30) days from the date of Lessee’s Notice to lease the Expansion Space. Notwithstanding anything contained herein to the contrary, Lessee shall accept said Expansion Space in its “As-Is” condition and shall be responsible for any improvements for said Expansion Space.

                       If after five (5) business days Lessee has not notified Lessor in writing pursuant to the conditions above, then Lessor may lease all or part of Expansion Space to any third party without any further obligation to Lessee. This Right of First Refusal will, therefore, expire and Lessee shall have no further option to lease the Expansion Space for the remainder of Lessee’s lease term.

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          IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above written.

LESSOR:

BAKER PROPERTIES
LIMITED PARTNERSHIP

	By:	BAKER COMPANIES, INC.
WITNESS		Its General Partner
/s/ Mark Thompson

By: /s/ Philip King
WITNESS		Philip King
/s/ Don Johnson		Vice President

Vice President

LESSEE:

COTY US INC.
A indirectly owned subsidiary of
JOH A. BENCKISER GmbH

WITNESS
/s/ ILLEGIBLE

By: /s/ Francis X. Suozzi

WITNESS	Typed Name:	Francis X. Suozzi
/s/ Charlotte Comfort		Sr. Vice President,
Finance & Corporate Development

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STATE OF NEW YORK		:

: ss:

COUNTY OF WESTCHESTER		:

          On the        day of        , 2000 before me personally appeared Philip king to me known and known to me to be the Vice President of Baker Companies, Inc., to me known and known to me to be the General Partner of Baker Properties Limited Partnership, and known to me to be the person described in and who executed the foregoing instrument in the partnership name, and he duly acknowledged the foregoing instrument to be his free act and deed and the free act and deed of said partnership.

NOTARY

STATE OF NEW JERSEY		:

: ss.:

COUNTY OF MORRIS	:

          On this        day of        , 2000 before me, personally came                    to me known, who being by me duly sworn did depose and say that he resides at                          that he is the                    , of                    , the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his (her) name thereto by like order.

NOTARY

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EXHIBIT A

[Floor Plan]

EXHIBIT B

[Floor Plan]

COMMENCEMENT DATE STATEMENT

This Commencement Date Statement is annexed to and forms a part of the Lease Agreement dated the 31st day of March, 2000 between Baker Properties, L.P., as Lessor, and Coty US, Inc. as Lessee, (“Lease”) covering the 14,391 square foot premises located at 118 American Road, Morris Plains, New Jersey described in Exhibit “A” and “B” of the Lease.

Lessor and Lessee agree that the Commencement Date for said Lease is April 1, 2000, and that Lessee’s obligation to pay the Basic Rent shall commence on April 1, 2001, and that Lessee’s obligation to pay Complex Operating Costs, Real Property Taxes, and other charges shall commence on April 1, 2000, and the expiration date of said Lease is June 30, 2010.

LESSEE		LESSOR

COTY US, INC.		BAKER PROPERTIES LIMITED PARTNERSHIP BAKER COMPANIES, INC. Its General Partner

By:	/s/ ILLEGIBLE	By:	/s/ Phillip King

Philip King - Vice President

Date: April 24, 2000		Date: May 3, 2000

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Execution Copy

American Enterprise Park
Morris Plains, New Jersey

Coty US LLC
First Addendum
To
Lease of Improved Property

This First Addendum to Lease of Improved Property (this “First Addendum”) made as of this 1st day of August, 2006 by and between Baker Properties Limited Partnership, 485 Washington Avenue, Pleasantville, New York (“Lessor”) and Coty US LLC, formerly known as Coty US, Inc. organized under the laws of the State of Delaware having an office and principal place of business at 410 American Road, Morris Plains, New Jersey 07950, hereinafter referred to as “Lessee”.

WITNESSETH:

WHEREAS, Lessor and Lessee previously entered into a written Lease Agreement dated March 31, 2000 (as further modified hereby and as the same may be modified from time to time, the “Lease”); and,

WHEREAS, The Lease provides for the demise from Lessor to Lessee of 14,391 sq. ft. of space in a building located in American Enterprise Park, at 118 American Road, Morris Plains, New Jersey (“Demised Premises”); and,

WHEREAS, Lessor and Lessee desires to extend the Term of the Lease through and including July 31, 2016.

NOW THEREFORE, in consideration of the mutual covenants herein set forth and for other good and valuable consideration, the parties agree to modify the Lease pursuant to the terms and conditions as set forth herein:

          1.          Capitalized Terms. All capitalized words used herein are as defined in the Lease, if not defined herein.

          2.          Lease Term. The Term of the Lease is hereby extended through and including July 31, 2016.

          3.          Rent. The Basic Rent (as defined in Article 3 of the Master Lease) shall be modified as follows:

From	To	Basic Rental

		Annual	Monthly

Present	9/30/07	$147,507.72	$12,292.31
10/1/07	6/30/10	$161,898.72	$13,491.56
7/1/10	7/31/16	$181,326.60	$15,110.55

payable in equal monthly installments in advance on the first day of each month. In addition, Lessee shall be responsible for its pro rata share of all other charges per the terms and conditions of the Lease to include but not limited to Lessee’s share of the Real Property Taxes, Complex Operating Costs and Utilities.

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          4.           Cross Default. The Lease is hereby modified that it shall be a default under the Lease if Lessee defaults under that certain Lease Agreement dated November 12, 1992 for space in the building located at 410 American Road, Morris Plains, New Jersey 07950 (the “Master Lease”), which was amended by a First Addendum dated February 4, 1994 (the “First Addendum”), by a Second Addendum dated March 10, 1997 (the “Second Addendum”), by a Third Addendum dated January 23, 2000 (the “Third Addendum”), by a Fourth Addendum dated March 31, 2000 (the “Fourth Addendum”) and by a Fifth Addendum dated as of the date hereof (the “Fifth Addendum”) (the Master Lease, as amended by the First Addendum, Second Addendum, Third Addendum, Fourth Addendum and Fifth Addendum and as the same may be further modified from time to time, is hereinafter referred to as the “400 Building Lease”).

          5.           Option to Renew. The Lessee’s options to renew the Lease as established in Article 32 of the Lease are hereby deleted and replaced with the renewal option provision attached hereto as Exhibit A.

          6.          Right of First Offer. The Lessee’s Right of First Offer as established in Article 33 of the Lease shall remain in full force and effect except that (i) there shall be no Work Allowance in connection with the Expansion Space and the Expansion Space will be accepted in its then “as-is, where-is” condition and (ii) the Fair Rental Rate for the Expansion Space shall be the Fair Market Rent as determined in accordance with Exhibit A attached hereto.

          7.          Brokers. Lessee and Lessor each warrant to the other that no broker other than CB Richard Ellis (the “Broker”) was involved in this transaction and that no commissions are due as part of this First Addendum other than to Broker, which will be paid by Lessor pursuant to a separate agreement. Lessee agrees to indemnify Lessor against claims of any third party broker other than Broker for commissions or other compensation due with respect to this Fist Addendum.

          8.          Insurance. Section II of Article 13 of the Lease is hereby deleted and replaced with the provisions of Exhibit B attached hereto.

          9.          Environmental. The Lease is hereby amended by making the revisions and insertions set forth in Exhibit C annexed hereto:

          10.        Reaffirmation. Tenant hereby ratifies and confirms its obligations under the Lease, as modified by this First Addendum, and represents and warrants to the Landlord that neither Tenant nor Landlord is in default under the Lease. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) except as modified in this First Addendum, the Lease is not amended and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, setoffs or defenses against the Landlord arising out of the Lease or this First Addendum or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

          11.         Successors and Assigns. Except as modified hereby, the Lease shall remain unmodified and in full effect and this First Addendum shall be binding upon Landlord and Tenant and their respective successors and assigns.

          12.         Inconsistency; Governing Law. If any inconsistency exists or arises between the terms of this First Addendum and the terms of the Lease, the terms of this First Addendum shall prevail. This First Addendum shall be governed by the laws of the State of New Jersey.

          13.         Counterparts. This First Addendum may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one and the same document.

          14.         Voluntary Agreement. Tenant represents that it is represented by legal counsel of its choice or has voluntarily and knowingly proceeded without such representation, that it is fully aware of the

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terms contained in this First Addendum, and has voluntarily and without coercion or duress of any kind, entered into this First Addendum.

          15.          Prior Agreements. This First Addendum supersedes any prior agreement, whether in writing or oral, delivered to Tenant or any person or entity acting on behalf of Tenant with respect to the matters set forth herein and any such prior agreement is hereby merged into this First Addendum.

          16.          Construction of Agreement. The parties hereto agree that the terms and language of this First Addendum were the result of negotiations between the parties and, as a result, there shall be no presumption that ambiguities, if any, in this First Addendum shall be resolved against any party. Any controversy over the construction of this First Addendum shall be decided neutrally, in light of its conciliatory purposes, and without regard to authorship or negotiation.

          17.          Effectiveness. The Lease, as amended by this First Addendum, shall govern and control the rights and obligations of the Tenant and Landlord from the date hereof through and including the date the Term expires or the Lease terminates according to its terms. Notwithstanding anything herein to the contrary, any rights or obligations of the parties that, by the terms of the Lease, survive the expiration or termination of the Lease, shall survive such expiration or termination.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have set their hands and seal the day and year first written above.

AGREED AND ACCEPTED TO:

LESSEE:

COTY USA LLC

/s/ Susan Cole	By:	/s/ Ralph Macchio

WITNESS

/s/ Jennifer R. Antola		/s/ Ralph Macchio Sr VP R&D

WITNESS		Type Name and Title

AGREED AND ACCEPTED TO:

LESSOR:

BAKER PROPERTIES
LIMITED PARTNERSHIP

BAKER COMPANIES, INC.
Its General Partner

	By:	/s/ Philip King

ATTEST		Philip King, Vice President

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Exhibit A
RENEWAL OPTION

Provided that Lessee is not in default beyond any applicable cure period or in circumstances which with the passage of time or the giving of notice or both would constitute an event of default at any time from the exercise of this option until the expiration of the Term, and provided further that Lessee simultaneously exercises its identical renewal option contained in the 400 Building Lease, Lessee shall have two (2) consecutive options to extend the Lease for an additional period of five (5) years each (the “Extended Term”). Such options to extend shall each be exercised by Lessee’s giving written notice to Lessor not more than fifteen (15) months but not less than twelve (12) months prior to the expiration of the then expiring Term, TIME BEING OF THE ESSENCE for such notice. Lessee’s failure to so notify Lessor shall be considered a forfeiture by Lessee of this option.

The Extended Terms shall be upon the same terms, covenants and conditions as provided in this Lease except:

(a)           There shall be only one remaining option to extend the Term during the first Extended Term pursuant to this Exhibit A;

(b)          There shall be no remaining options to extend the Term during the second Extended Term;

(c)          There shall be no Work Allowance in connection with either such extension and the Demised Premises will be accepted in its then “as-is, where-is” condition, except that Landlord shall provide for all Building systems to be in good working order; and

(d)          Lessee shall pay to Lessor as Basic Rent during each year of the first Extended Term the greater of (i) 115% of the Basic Rent payable by Lessee for the year immediately preceding the first Extended Term or (ii) the then Fair Market Value (as hereinafter defined) of the Demised Premises.

(e)          Lessee shall pay to Lessor as Basic Rent during each year of the second Extended Term the then Fair Market Value (as hereinafter defined) of the Demised Premises.

For purposes of this Lease, the Fair Market Value of the Demised Premises shall be the then current fair market rental rate for the Demised Premises (based on leases executed no more than 12 months prior to the date the Fair Market Value is being determined for comparable space in Morris Plains) taking into account all relevant factors, including but not limited to market concessions. Lessor and Lessee shall agree on each Fair Market Value adjustment by not later than three (3) months following the date of Lessee’s notice of renewal.

If Lessor and Lessee do not work out an agreement by such date, then Lessor and Lessee shall each promptly appoint an appraiser, both of whom shall be members of the American Institute of Real Estate Appraisers (M.A.I.) or a licensed real estate appraiser.

If the value of the two appraisers is less than ten (10%) percent apart, then Fair Market Value shall be deemed to be the average of the two values. If the value determined by the appraiser arriving at the higher value (“Higher Value”) shall be greater than one hundred ten (110%) percent of the value determined by the appraiser arriving at the lower value (“Lower Value”), the two appraisers shall promptly appoint a third appraiser with the foregoing qualifications who shall also ascertain such value (Third Appraisal”). (If the appraisers are unable to agree on a third appraiser, such third appraiser shall be appointed by the New Jersey Superior Court Assignment Judge for Morris County acting in a non-judicial capacity). If the Third Appraisal shall fall between the Higher Value and the Lower Value, then the determination of the third appraiser shall be the Fair Market Value (ii) if the Third Appraisal shall be greater than the Higher Value, then the Higher Value shall be the Fair Market Value and (iii) if the Third Appraisal shall be less than the Lower Value, than the Lower Value shall be the Fair Market Value.

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Lessor and Lessee shall each be responsible for the fees and expenses of its appraiser and shall share the equally the cost of the third appraiser if such is required. The decision of the appraiser or appraisers, as the case may be, shall be binding.

The rent due pursuant to this Lease shall be due and payable to Lessor in equal monthly installments commencing with the month when the applicable Extended Term of this Lease commences. Pending resolution of the issue of the Fair Market Value, Lessee shall pay Lessor, as of the commencement of the applicable Extended Term, the Basic Rent utilizing the Fair Market Value as determined by Lessor’s appraiser, which Basic Rent shall be subject to retroactive adjustment upon final determination of this issue.

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Exhibit B
Lessee’s Insurance

II.          a.          Lessee’s Insurance. Lessee shall at all times during the Term of the Lease and all renewals and extensions thereof, at Lessee’s sole cost and expense, insure and keep in effect on the Demised Premises the following insurance coverages:

Commercial general liability insurance and property damage insurance written on an occurrence basis, naming Lessor and its agents, mortgagees and employees as additional insureds, under policies issued by insurers of recognized responsibility combined single limit with respect to each occurrence in the amount of Five Million Dollars ($5,000,000) (using any combination of primary and umbrella insurance; provided, however, that if an umbrella policy is used, Lessee must provide Lessor with evidence that such coverage is on a follow-form basis) for injury (or death) to persons and damage to property (including the loss of use thereof), occurring upon, in, or about the Demised Premises and for: products liability; liability relating to the sale or distribution of food and/or beverages in the Demised Premises (if such is a Permitted Use of the Demised Premises hereunder); punitive damages awarded by virtue of the conduct of Lessee (to the full extent insurable and reasonably available); and broad form contractual liability assumed under this Lease. To satisfy the liability insurance requirements of this Section, Lessee must obtain under a policy of commercial general liability insurance, an endorsement which applies the aggregate limits separately to the Demised Premises (ISO Endorsement CG-25-05-11-85, Amendment-Aggregate Limits of Insurance [per location] or an equivalent endorsement satisfactory to Lessor).

All risk fire and extended coverage insurance on a repair and replacement basis at full insurable replacement cost and in form satisfactory to Lessor on all improvements to the Demised Premises, naming Lessor as the loss payee and naming Lessor, its mortgagees, agents and employees, the Managing Agent and its employees and such additional interested parties as Lessor may from time to time request be named as additional insureds. Lessee also agrees to carry such all risk insurance in form and amount satisfactory to Lessor on Lessee’s Work and Lessee’s trade fixtures, furnishings, wall covering, carpeting, equipment and all other items of personal property of Lessee located on or within the Demised Premises, including said property during the course of construction of any improvements to the Demised Premises including Lessee’s Work.

Worker’s compensation insurance containing statutory limits covering Lessee’s employees and business operations within any statutory jurisdictions that may apply, as well as employer’s liability insurance providing coverage of not less than One Million ($1,000,000.00) Dollars each accident, One Million ($1,000,000.00) Dollars bodily injury by disease each employee and One Million ($1,000,000.00) Dollars bodily injury by disease policy limit.

Automobile insurance coverage (any auto) with limits of not less than Five Million Dollars ($5,000,000) per occurrence (using any combination of primary and umbrella insurance; provided, however, that if an umbrella policy is used, Lessee must provide Lessor with evidence that such coverage is on a follow-form basis).

Such other insurance or such increased insurance amounts as Lessor or any mortgagee of Lessor may reasonably require from time to time.

          b.          Lessee’s Contractors. Lessee shall require any contractor, agent, or environmental engineer performing work on the Building on behalf of Lessee to take out and keep in force, at no expense to Lessor:

Commercial general liability insurance, including contractor’s liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor’s protective liability coverage (naming Lessor, its agents, mortgagees and employees, the Managing Agent and such other interested parties as Lessor may from time to time request be named as additional insureds), to afford protection to the limit, for each occurrence, of not less than Five Million Dollars ($5,000,000)

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(using any combination of primary and umbrella insurance; provided, however, that if an umbrella policy is used, Lessee must provide Lessor with evidence that such coverage is on a follow-form basis) for injury (or death) to persons and damage to property (including the loss of use thereof) with respect to personal injury or death, and One Million Dollars ($1,000,000) with respect to property damage; and

Worker’s compensation insurance containing statutory limits covering Lessee’s contractor’s employees and business operations within any statutory jurisdictions that may apply, as well as employer’s liability insurance providing coverage of not less than One Million ($1,000,000.00) Dollars each accident, One Million ($1,000,000.00) Dollars bodily injury by disease each employee and One Million ($1,000,000.00) Dollars bodily injury by disease policy limit; and

Adequate insurance covering any risks incident to compliance by Lessee with its obligations pursuant to ISRA (as hereinafter defined), including worker’s compensation, public liability covering injury or death to persons, environmental, impairment and property damage liability in such amounts as Lessor shall reasonably require.

Automobile insurance coverage (any auto) will be the responsibility of the contractor during the course of the work, with limits of not less than Five Million Dollars ($5,000,000) per occurrence (using any combination of primary and umbrella insurance; provided, however, that if an umbrella policy is used, Lessee must provide Lessor with evidence that such coverage is on a follow-form basis).

Such other insurance or such increased insurance amounts as Lessor or any mortgagee of Lessor may reasonably require from time to time.

Lessee shall further cause any such contractor, agent or environmental engineer to provide waivers of subrogation in favor of Lessor.

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Exhibit C
Environmental Revisions

1) Article 1 of the Lease is renamed “1. Demised Premises and Definitions” and the following section inserted:

(g) Definitions

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601 et seq.

“Claim” means any pending or threatened claim, demand, notice, allegation, order, directive, suit, action, cause of action, judgment, lien, demand for arbitration, proceeding, or investigation by any Person seeking or asserting Damage.

“Damage” means any loss, cost, assessment, injury to person or real or personal property, debt, liability, deficiency, fine, penalty, judgment, lien or expense incurred or to be incurred by any Person and relating to and/or arising at or from the Premises or activities or operations taking place thereat, including, without limitation, reasonable fees and disbursements of attorneys, consultants, engineers and other professionals, damages from business interference or interruption, costs to avoid business interference or interruption, costs and expenses of any Remediation, environmental damages, and response costs (including, without limitation, response costs under CERCLA or any other Environmental Law).

“Environment” means all air, land, and water, including, without limitation, the ambient air, ground (surface and subsurface), water (surface or groundwater), the ocean, natural resources (including flora and fauna), soil, sediments, subsurface strata, or any present or potential drinking water supply.

“Environmental Claim” means any Claim for Damage relating to, or emanating from, the Demised Premises or any activity or operations conducted thereat, and arising directly or indirectly out of any violation or alleged violation of, or noncompliance or alleged noncompliance with, any Environmental Law or Remediation, or from any pollution, nuisance, contamination, adverse effect upon the Environment or public health or safety, including, but not limited to, the presence, suspected presence, Release, or threatened or suspected Release of any Hazardous Material either on, at, in, under, or from or to the Demised Premises.

“Environmental Law” means any applicable federal, state, local or other law, statute, ordinance, rule, regulation, permit, judgment, order, decree, license, or other binding requirement of, or binding agreement with, any Governmental Body, now or hereafter in effect and, in each case, as amended from time to time, relating to or governing the presence, Release, or threatened Release of Hazardous Material, the protection of natural resources, health, safety or the Environment, or the management, manufacture, use, processing, sale, generation, handling, labeling, distribution, transportation, treatment, storage, disposal, Remediation, disclosure, or notice of the presence, Release or threatened Release of Hazardous Material, including, without limitation, (a) the Atomic Energy Act, 42 U.S.C. § 2011 et seq., as amended, (b) the Clean Air Act, 42 U.S.C. § 7401 et seq., as amended (“CAA”), (c) CERCLA, (d) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq., as amended, (e) the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq., as amended, (f) the federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., as amended (“FWPCA”), (g) the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq., as amended (“HMTA”), (h) the Low-Level Radioactive Waste Policy Act, 42 U.S.C. § 2021b et seq.,

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as amended (“LLRWPA”), (i) the Nuclear Waste Policy Act of 1982, 42 U.S.C. § 10101 et seq., as amended (“NWPA”), (j) the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., as amended (“OSHA”), (k) the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., as amended (“RCRA”), (1) the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., as amended, (m) the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., as amended (“TSCA”), (n) the substantive equivalent of any of the foregoing in any state or foreign jurisdiction, (o) ISRA, (p) the Spill Act, and (q) NJDEP’s Technical Regulations.

“Governmental Body” or “Governmental Bodies” means any federal, state, county or local agency, department, commission, authority, court, or tribunal and any successor thereto, of competent jurisdiction, exercising executive, legislative, judicial, or administrative functions of or pertaining to government.

“Hazardous Material” means any material, substance, or waste that, because of its presence, quantity, concentration, or character, (a) is regulated under any Environmental Law, (b) would cause or pose a material threat, hazard, or risk to human health or safety or the Environment, or (c) may result in the imposition of, or form the basis for, a Claim, Damage, Environmental Claim, or Remediation, including, without limitation: (i) any “hazardous substance” and any “pollutant or contaminant” as those terms are defined in CERCLA, the Spill Act, or RCRA; (ii) any hazardous substance, element, compound, mixture, solution, or substance designated pursuant to Section 102 of CERCLA or otherwise regulated under CERCLA; (iii) any substance designated pursuant to Section 311(b)(2)(A) of FWPCA or otherwise regulated under FWPCA; (iv) any toxic pollutant listed pursuant to Section 307 of FWPCA; (v) any hazardous waste having the characteristics identified under or listed pursuant to Section 3001 of RCRA or otherwise regulated under RCRA; (vi) any substance containing petroleum or otherwise regulated under Section 9001 of RCRA; (vii) any hazardous air pollutant listed pursuant to Section 112 of CAA or otherwise regulated under CAA; (viii) any hazardous chemical substance or mixture designated pursuant to Section 4, 6 or 7 of TSCA; (ix) any radioactive material or waste identified or defined pursuant to Section 2 of LLRWPA or Section 2 of NWPA or otherwise regulated under LLRWPA or NWPA; (x) any “hazardous waste” as that term is defined in HMTA; and (xi) any petroleum product or byproducts, solvent, flammable or explosive material, radioactive material, asbestos, polychlorinated biphenyls (PCBs), dioxins, dibenzofurans; and (xii) heavy metals that require Remediation.

“ISRA” means the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., as amended.

“Legal Requirements” means all laws, statutes, codes, ordinances, orders, regulations and requirements of any Governmental Body, now or hereafter in effect, and, in each case, as amended from time to time.

Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of any such asset, whether or not filed, recorded or otherwise perfected under applicable Legal Requirement.

“NFA” means a No Further Action Letter as defined in ISRA and the Brownfield and Contaminated Site Remediation Act, N.J.S.A. 58:10B-1 et seq., and its implementing regulations, or, if the Remediation is under the supervision of any Governmental Body other than DEP, such comparable determination and document from such other Governmental Body as is available under applicable Environmental Law.

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“NJDEP” means the New Jersey Department of Environmental Protection, or any successor regulatory agency to which the powers of NJDEP have been transferred.

“NJDEP Technical Regulations” means the NJDEP’s Technical Requirements for Site Remediation, N.J.A.C. 7:26E-1, et seq.

“Person” means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability company or corporation, trust, unincorporated association, institution, public or governmental body, or any other entity.

“RCRA” means the Resource Conservation and Recovery Act, 42 U.S.C. §6901, et seq., as amended.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing, migration or placement into or contamination of, the Environment. “Threatened release” shall include, but not be limited to, the maintenance, in any manner violating any Environmental Law, of drums, underground storage tanks and other containers on the Demised Premises that at one time contained, contain or are suspected to contain a Hazardous Material from which an actual Release has not occurred.

“Remediate,” “Remediation,” or “Remediated” means any assessment, examination, analysis, test, monitoring, investigation, containment, cleanup, response or remedial action, removal, mitigation, restoration, storage, transportation, treatment, disposal, maintenance, RCRA closure activities or other activity with respect to or in response to any Release of any Hazardous Material, including, without limitation, preparation of any reports and other documents, any disclosure or notice or any other administrative matter required thereunder or arising therefrom, and including any post-closure obligations for such activities, such as monitoring and maintenance of and compliance with engineering and institutional controls.

“Remediation Agreement,” or “Remedial Action Work Plan” or “RAWP” is an agreement between Lessee and the NJDEP or other regulatory agency entered into to satisfy the requirements ISRA or other Environmental Laws regulating sie Remediation.

“Spill Act” means the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10–23.11, et seq., as amended.

“State” means the State of New Jersey.

2) Article 3(b)1 of the Lease is revised as follows: after the words “... set forth in Article 9 hereof,” insert

...and those Claims resulting from (i) the migration to the Demised Premises of Hazardous Materials from property or waters adjacent to or other than the Demised Premises (except if caused by Lessee or its agents or invitees), (ii) Lessor’s negligence or willful misconduct, or (iii) Hazardous Materials existing at the Demised Premises as of the commencement of the Term that were not brought to or generated at the Demised Premises by the Lessee or its agents or invitees (hereinafter, the “Excluded Claims”).

3) Article 3(b)1 of the Lease is revised by adding the following sentence to the end thereof after the word “…such operation, maintenance and repair,” insert:

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All such costs, expenses and amounts payable by Lessee pursuant to this Lease other than Basic Rent shall hereinafter be referred to as “Additional Rent.” All Basic Rent and Additional Rent is hereinafter referred to as “Rent.”

4) The following new Article 34 is hereby inserted into and made part of the Lease as if fully set forth in the Lease:

34. ENVIRONMENTAL COMPLIANCE

          (a)          Compliance With Environmental Laws. Except for Excluded Claims, Lessee shall comply, at its sole cost and expense, with all current and future Environmental Laws in connection with the Demised Premises. Notwithstanding anything contained herein to the contrary, Lessor shall be responsible solely for any violations of Environmental Laws in connection with the Demised Premises resulting solely from Lessor’s or its agents’ or employees’ negligence or willful misconduct, and Lessee shall have no liability to Lessor for the acts or omissions of Lessor or the acts or omissions of other Lessees under any Environmental Law. With respect to any Remediation required by Lessee either hereunder or pursuant to any Environmental Laws as a result of Lessee’s acts or omissions, such Remediation must be to residential standards. Lessor has not consented to a Remediation by Lessee to less than residential standards, nor has Lessor consented to any kind of deed restriction, deed notice or other institutional or engineering controls in connection with the Demised Premises. Lessor represents that the Demised Premises is not presently subject to any deed restriction, deed notice or other institutional or engineering controls.

          (b)          ISRA. Lessee warrants that it will not do or allow anything which will cause its North American Industry Classification System (“NAICS”) code (or the NAICS code of any assignee or sublessee) to change. Lessee represents and warrants that Lessee’s NAICS code is 325620. Prior to any assignment of this Lease or subletting of any portion of the Demised Premises and prior to the expiration or sooner termination of this Lease or any sublease, Lessee, at its sole expense, will take all actions to comply with ISRA, if applicable, and all other applicable Environmental Laws, subject to Paragraph 34(a) or provide Lessor with reasonable evidence that ISRA is not applicable. Lessee will also provide Lessor with a duplicate original of the affidavit and any and all other information submitted to the NJDEP in connection with such compliance, if applicable. Prior to the termination of this Lease and the cessation of all Lessee operations hereunder, if subject to ISRA or if required pursuant to any other Environmental Laws, Lessee shall obtain from the NJDEP an approved RAWP, Remediation Agreement or other agreement that will result in (i) the Remediation by Lessee of the Demised Premises to residential standards without any deed restrictions and (ii) the issuance of an NFA or comparable document reasonably acceptable to Lessor subsequent to the end of the Lease term and vacation of the Demised Premises by Lessee.

          (c)          Prohibited Substances. Lessee shall not cause or permit any “hazardous substance” or “hazardous waste” (as such terms are defined in any applicable Environmental Law) to be brought, kept or stored on or about the Demised Premises in violation of any Environmental Law, and Lessee shall not engage in, or permit any other person or entity to engage in, any activity, operation or business on or about the Demised Premises which involves the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of hazardous substances and/or hazardous wastes in violation of any Environmental Law.

(d) Notices. Lessee shall deliver promptly to Lessor a true and complete photocopy of any correspondence, notice, report, sampling, test, finding, declaration,

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submission, order, complaint, citation or any other instrument, document, agreement and/or information submitted to, or received from, any governmental entity, department or agency in connection with any Environmental Law relating to or affecting Lessee, Lessee’s employees, or Lessee’s use and occupancy of the Demised Premise.

(e) Release; Notice to Lessor.

          1.          If a release of a hazardous substance or a hazardous waste occurs on the Demised Premises of which Lessee has knowledge, then, whether or not such release was caused by Lessee or any other party, Lessee shall give Lessor prompt oral and written notice of such release, setting forth in reasonable detail all relevant facts. Except for Excluded Claims, Lessee shall pay all costs and expenses relating to compliance with the applicable Environmental Law pertaining to Lessee’s acts or omissions (including, without limitation, the costs and expenses of the site investigations and of the removal and Remediation of such hazardous substance or hazardous wastes).

          2.          If Lessee fails promptly to commence and pursue using reasonable diligence and care to completion any cleanup, removal, resolution or minimization of Hazardous Materials that Lessee is responsible for hereunder, without relieving Lessee of its obligations under this Lease and without waiving any default by Lessee under this Lease, Lessor shall have the right, but not the obligation, upon prior written notice to Lessee, to take such action as Lessor deems reasonably necessary or advisable to cleanup, remove, resolve or minimize the impact of or otherwise deal with any spill or discharge of any Hazardous Materials that Lessee is responsible for hereunder. Lessee shall pay to Lessor on demand, as Additional Rent, all reasonable costs and expenses incurred by Lessor in connection with any action taken by Lessor required to be taken by Lessee hereunder not later than fifteen (15) days after receipt of an invoice therefor.

          (f)          Lessee Indemnification. Lessee hereby agrees to defend, indemnify and hold Lessor and any mortgagee of the Demised Premises harmless from and against any and all Claims for Damage (including, without limitation, reasonable site investigation costs, removal and Remediation costs and attorneys’ fees and disbursements) arising out of or in connection with (i) Lessee’s use and occupancy of the Demised Premises, (ii) any past, present or future spill or discharge of a hazardous substance or hazardous waste as a result of Lessee’s acts or omissions at the Demised Premises or any property adjoining the Demised Premises (except for Excluded Claims and any Hazardous Materials first deposited or generated at the Demised Premises after the end of the Term of this Lease), and/or (iii) Lessee’s failure to comply with the provisions of this Article. Lessee shall not be obligated hereunder to defend, indemnify or hold harmless Lessor or Lessor’s mortgagee for any past, present or future spill or discharge which either pre-existed Lessee’s Lease, or is the result of the act or omission of the Lessor or other Lessees, their agents and employees except to the extent any such spill or discharge has been aggravated by Lessee. In the event that Tenant indemnifies Landlord for a Claim pursuant to the provisions hereof that is subsequently determined to be an Excluded Claim by a final adjudication by the applicable court or other body with similar authority with respect to such Claim, Landlord shall reimburse Tenant for the amounts so paid by Tenant to Landlord with respect to such Excluded Claim.

          (g)          Rights of Holder of Underlying Mortgage. If Lessor has given to Lessee the name and address of any mortgagee, Lessee agrees to send to said holder a photocopy of those items given to Lessor pursuant to the provisions of Section 34(d).

(h) Lease Extension. Notwithstanding any other provision of this Lease, if (i) a violation of any Environmental Law occurs or is found to exist and Lessee is

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responsible for the Remediation thereof pursuant to the terms of this Lease, (ii) the violation of Environmental Laws or Remediation in Lessor’s reasonable judgment would either materially (1) interfere with Lessor’s ability to lease the Demised Premises (with such judgment exercised only after a reasonable attempt to lease the Demised Premises at the then full market rental rate (as if such violation of Environmental Laws did not exist and such Remediation was not required)) or (2) adversely affect the rental rate payable under any new lease of the Demised Premises, and, in either case, Lessee has not agreed in writing to pay for the loss of rent attributable to the violation of Environmental Laws and the Remediation and (iii) the Term would otherwise terminate or expire, then, at the option of Lessor, the Term shall be automatically extended beyond the date of Termination Date and this Lease shall remain in full force and effect beyond such date until the earlier to occur of (i) the completion of all remedial action in accordance with applicable Environmental Laws or (ii) the date specified in a written notice from Lessor to Lessee terminating this Lease.

(i) Survival. Lessee’s obligations under this Article 34 shall survive the expiration or earlier termination of this Lease.

American Enterprise Park
Morris Plains, New Jersey

Coty US LLC
Second Addendum
to
Lease of Improved Property

Partial Surrender Agreement

          This Second Addendum to Lease of Improved Property (this “Agreement”) made as of this 8th day of September, 2009 between WU/LH 100 American L.L.C., having an office at c/o Lighthouse Real Estate Management, 60 Hempstead Avenue, Suite 718, West Hempstead, New York, 11552 (“Lessor”) and Coty US LLC, formerly known as Coty US, Inc., having an office and principal place of business at 410 American Road, Morris Plains, New Jersey 07950 (“Lessee”).

WITNESSETH:

          WHEREAS, Lessor, as successor-in-interest to Baker Properties Limited Partnership, and Lessee, previously entered into a written Lease Agreement, dated March 31, 2000, which was amended by a First Addendum dated as of August 1, 2006 (as so modified, and as further modified hereby and as the same may be modified from time to time, the “Lease”); and

          WHEREAS, The Lease initially provided for the demise from Lessor to Lessee of 14,391 sq. ft. of space in a building located in American Enterprise Park, at 118 American Road, Morris Plains, New Jersey (“Demised Premises”); and

          WHEREAS, Lessee now desires to surrender to Lessor, as of the date of this agreement, that portion of the Demised Premises which is indicated on the floor plan, initialed by the parties, annexed hereto and made a part hereof as Exhibit A (said portion of the Demised Premises, is referred to as the “Surrender Space”); Lessor is willing to accept such surrender of the Surrender Space, subject to the provisions of this agreement;

          NOW THEREFORE, in consideration of the mutual covenants herein set forth and for good and valuable consideration, the parties hereby agree to modify the Lease pursuant to the terms and conditions set forth herein:

          1.          Capitalized Terms. All capitalized words used herein are as defined in the Lease, if not defined herein.

          2.          Surrender of Surrender Space. Lessee does hereby, give, grant and surrender to Lessor and Lessor does hereby accept, the entire Surrender Space, and all of its right, title, interest and estate, in and to the Surrender Space and any part thereof, to have and to hold the Surrender Space to Lessor, its successors and assigns, forever for Lessor’s own proper use and behoof. Lessee hereby represents and warrants to Lessor that Lessee has not at any time committed or suffered any act, deed, matter or thing whatsoever, whereby the Surrender Space or any part thereof is in any way impeached, charged, affected

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or encumbered. It is acknowledged and agreed that, as set forth in Paragraph 4 hereof, Lessor intends to install a fire stairwell within the Surrender Space.

          3.          Modification of the Lease. From and after the date hereof:

                      A.          All references in the Lease to the Demised Premises shall be deemed to exclude the Surrender Space.

                      B.          (1)          The Basic Rent (as defined in Article 3 of the Master Lease) shall be reduced by the following amounts:

From	To	Annual Basic Rent Reduced by	Month Basic Rent Reduced By
Date hereof	6/30/10	$1,575.00	$131.25
7/1/10	7/31/16	$1,764.00	$147.00

                                  (2)          Lessee shall be entitled to an aggregate rent credit in the sum of Thirteen Thousand Five Hundred and 00/100 ($13,500.00) Dollars which shall be applied against the next accruing installments of Basic Rent payable by Lessee under the Lease from and after the date hereof.

                      C.          The Demised Premises, shall be decreased by 140 square feet and, accordingly, shall consist of 14,251 square feet.

                      D.          Lessee’s Share of Complex Operating Costs shall be reduced by 0.11% and, accordingly, shall be deemed to be 14.85%.

                      E.          Lessee’s Share of Real Property Taxes shall be reduced by 0.11% and, accordingly, shall be deemed to be 14.85%.

          4.          Lessor’s Surrender Space Work. In connection with Lessee’s surrender of the Surrender Space, Lessor shall perform such work as may be necessary to separately demise the Surrender Space, including modifying the existing conference room and kitchen located adjacent to the Surrender Space, as may be reasonably necessary to so separately demise the Surrender Space, using materials and finishes consistent with those existing in said conference room and kitchen, as applicable and as commercially reasonably available (all of the foregoing, collectively, “Lessor’s Surrender Space Work”), with it understood that Lessor shall be installing a fire stairwell within the Surrender Space. In connection with Lessor’s Surrender Space Work, Lessor shall temporarily relocate the furniture and equipment located within the existing conference room and kitchen as may be reasonably necessary to perform such work. Lessor shall commence Lessor’s Surrender Space Work reasonably promptly following the execution and delivery of this Second Addendum. Lessor’s Surrender Space Work shall be equal to standards adopted by Lessor for the Building and shall constitute a single, non-recurring obligation on the part of Lessor. In the event the Lease is renewed or extended for a further term by agreement or operation of law, Lessor’s obligation to perform such work shall not apply to such renewal or extension. Lessor may enter the Demised Premises to perform Lessor’s Surrender Space Work, and entry by Lessor, its agents, servants, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Lessee to any abatement or diminution of rent, or relieve Lessee from any of its obligations under the Lease, or impose any liability upon Lessor, or its agents, by reason of inconvenience or annoyance to Lessee, or injury to, or interruption of Lessee’s business or otherwise. Lessor agrees to perform said work with reasonable diligence and in a manner

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designed to minimize interference with Tenant’s normal business operations, without any obligation, however, to employ contractors or labor at overtime or other premium pay rates.

          5.          Brokers. Lessee and Lessor each warrant to the other that no broker other than CB Richard Ellis and Lighthouse Real Estate Management, LLC (collectively, “Broker”) was involved in this transaction and that no commissions are due as part of this Second Addendum. Lessee agrees to indemnify Lessor against claims of any third party broker other than Broker for commissions or other compensation due with respect to this Second Addendum.

          6.          Reaffirmation. Lessee hereby ratifies and confirms its obligations under the Lease, as modified by this Second Addendum, and represents and wan-ants to the Lessor that neither Lessee nor Lessor is in default under the Lease. Additionally, Lessee further confirms and ratifies that, as of the date hereof, (a) except as modified in this Second Addendum, the Lease is not amended and remains in good standing and in full force and effect, and (b) Lessee has no claims, counterclaims, setoffs or defenses against the Lessor arising out of the Lease or this Second Addendum or in any way relating thereto or arising out of any other transaction between Lessor and Lessee.

          7.          Successors and Assigns. Except as modified hereby, the Lease shall remain unmodified and in full effect and this Second Addendum shall be binding upon Lessor and Lessee and their respective successors and assigns.

          8.          Inconsistency; Governing Law. If any inconsistency exists or arises between the terms of this Second Addendum and the terms of the Lease, the terms of this Second Addendum shall prevail. This Second Addendum shall be governed by the laws of the State of New Jersey.

          9.          Counterparts. This Second Addendum may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one and the same document.

          10.          Voluntary Agreement. Lessee represents that it is represented by legal counsel of its choice or has voluntarily and knowingly proceeded without such representation, that it is fully aware of the terms contained in this Second Addendum, and has voluntarily and without coercion or duress of any kind, entered into this Second Addendum.

          11.          Prior Agreements. This Second Addendum supersedes any prior agreement, whether in writing or oral, delivered to Lessee or any person or entity acting on behalf of Lessee with respect to the matters set forth herein and any such prior agreement is hereby merged into this Second Addendum.

          12.          Construction of Agreement. The parties hereto agree that the terms and language of this Second Addendum were the result of negotiations between the parties and, as a result, there shall be no presumption that ambiguities, if any, in this Second Addendum shall be resolved against any party. Any controversy over the construction of this Second Addendum shall be decided neutrally, in light of its conciliatory purposes, and without regard to authorship or negotiation.

          13.          Effectiveness. The Lease, as amended by this Second Addendum, shall govern and control the rights and obligations of the Lessee and Lessor from the date hereof through and including the date the Term expires or the Lease terminates according to its terms. Notwithstanding anything herein to the contrary, any rights or obligations of the parties that, by the terms of the Lease, survive the expiration or termination of the Lease, shall survive such expiration or termination.

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American Enterprise Park
Morris Plains, New Jersey

Coty US LLC
Third Addendum
to
Lease of Improved Property

Additional Space Agreement

          This Third Addendum to Lease of Improved Property (this “Agreement”) made as of this 16th day of August, 2010 between WU/LH 100 American L.L.C., having an office at c/o Lighthouse Real Estate Management, 60 Hempstead Avenue, Suite 718, West Hempstead, New York, 11552 (“Lessor”), and Coty US LLC, formerly known as Coty US, Inc., having an office and principal place of business at 410 American Road, Morris Plains, New Jersey 07950 (“Lessee”).

W I T N E S S E T H:

                    WHEREAS:

                    1.          Lessor, as successor-in-interest to Baker Properties Limited Partnership, and Lessee, previously entered into a written Lease of Improved Property, dated March 31, 2000, which was amended by a First Addendum dated as of August 1, 2006 and by a Second Addendum dated as of September 8, 2009 (said Lease of Improved Property, as so modified, and as further modified hereby and as the same may be modified from time to time, the “Lease”) for approximately 14,251 square feet of space as more particularly described in the Lease (such space is referred to herein as the “Demised Premises”) located in the building commonly known as 100 American Road, Morris Plains, New Jersey (the “Building”); and

                    2.          Said Lease is for a term (referred to herein as the “Term”) which shall end on July 31, 2016, unless sooner terminated pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law; and

                    3.          Lessee now desires to lease and add to the Demised Premises certain portions of the first and second floors of the Building shown outlined and cross-hatched on the floor plans annexed hereto and made a part hereof as Exhibit 1 (said portions of the first and second floors of the Building are referred to herein as the “2010 Additional Space”), and Lessor is willing to lease the 2010 Additional Space to Lessee, subject to the provisions of this Agreement; and

                    4.          Lessor and Lessee desire to modify the Lease in certain other respects; and

                    5.          All capitalized terms used in this Agreement shall have the same respective meanings as set forth in the Lease except as otherwise specifically indicated; and

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                    6.          The parties desire to record herein their understandings with respect to the foregoing.

                    NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

                    FIRST:          The Lease is hereby modified as follows:

                                          A.          Lessor hereby leases to Lessee and Lessee hereby hires from Lessor the 2010 Additional Space for a term to commence on the date of this Agreement, and to end on the Expiration Date of the Lease, i.e. July 31, 2016, unless the Term shall sooner terminate pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law (the date on which the term applicable to the 2010 Additional Space shall commence is sometimes referred to herein as the “2010 Additional Space Commencement Date”).

                                          B.          Lessee agrees to accept possession of the 2010 Additional Space in the condition which shall exist on the date hereof “as is” and further agrees that Lessor shall have no obligation to perform any work or make any installations in order to prepare the 2010 Additional Space for Lessee’s occupancy, except that the 2010 Additional Space shall be delivered to Lessee vacant, “broom clean”, and free of all tenancies and occupancies and personal property on the 2010 Additional Space Commencement Date. Lessee acknowledges that Lessor has made no representations to Lessee as to the condition of the 2010 Additional Space except that Lessor hereby represents and warrants to Lessee that on the 2010 Additional Space Commencement Date, (i) the two (2) tailboard loading docks located within the 2010 Additional Space shall be in good working order; (ii) the Building systems, including without limitation, the heating, ventilation and air-conditioning, electrical and plumbing systems, serving the 2010 Additional Space as of the date hereof shall be in good working order; and (iii) the roof of the Building will be in good repair and free of any leaks affecting the 2010 Additional Space. Furthermore, Lessor shall warrant that the heating, ventilation and air-conditioning system serving the 2010 Additional Space as of the date hereof shall be in good working order for a period of twelve (12) months from the 2010 Additional Space Commencement Date and in connection therewith, Lessor shall make all necessary repairs required in order to keep and maintain such heating, ventilation and air-conditioning system in good working order during such twelve (12) month period.

                                          C.          From and after the 2010 Additional Space Commencement Date the Lease shall be deemed modified as follows:

                                                        (1)          The Demised Premises shall include the 2010 Additional Space for all purposes of the Lease and be leased upon all the executory terms and conditions of the Lease, except as otherwise provided herein.

                                                        (2)          The Basic Rent reserved in the Lease shall be increased as follows to account for the leasing of the 2010 Additional Space:

                                                                        (i)          $173,929.80 per annum ($14,494.15 per month) with respect to the period (the “First Additional Space Rent Period”) from the 2010 Additional Space Commencement Date to the last day of the calendar month in which the day immediately preceding the

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first anniversary of the 2010 Additional Space Rent Commencement Date (as hereinafter defined) shall occur;

                                                                       (ii)          $179,147.69 per annum ($14,928.97 per month) with respect to the twelve (12) months next following the First Additional Space Rent Period (the “Second Additional Space Rent Period”);

                                                                       (iii)          $184,522.12 per annum ($15,376.84 per month) with respect to the twelve (12) months next following the Second Additional Space Rent Period (the “Third Additional Space Rent Period”);

                                                                       (iv)          $190,057.79 per annum ($15,838.15 per month) with respect to the twelve (12) months next following the Third Additional Space Rent Period (the “Fourth Additional Space Rent Period”);

                                                                        (v)          $195,759.52 per annum ($16,313.29 per month) with respect to the twelve (12) months next following the Fourth Additional Space Rent Period; and

                                                                       (vi)          $201,632.31 per annum ($16,802.69 per month) with respect to the remainder of the Term of the Lease.

                                        In the event that the 2010 Additional Space Commencement Date shall be other than the first day of a calendar month, the increased Basic Rent for such month in which the 2010 Additional Space Commencement Date shall occur shall be pro-rated on the basis of a thirty (30) day month and shall be paid on the first day of the next succeeding month.

                                                        (3)          Provided Lessee is not then in default (x) under any of the non-monetary terms, covenants or conditions of the Lease on Lessee’s part to be observed or performed beyond the applicable notice and grace periods set forth in the Lease or (y) of the monetary covenants set forth in the Lease, Lessee shall be entitled to a rent holiday and shall not be required to pay any portion of the Basic Rent with respect to the period (the “2010 Rent Holiday Period”) commencing on the 2010 Additional Space Commencement Date and ending on the date immediately preceding the day one hundred twenty (120) days immediately following the 2010 Additional Space Commencement Date; provided, however, that Lessee shall otherwise be required to comply with all of the other terms, covenants and conditions of the Lease on Lessee’s part to be observed and performed, including, but not limited to, the obligation to make all payments on account of Complex Operating Costs and Real Property Taxes, during the 2010 Rent Holiday Period. The date next following the expiration of the 2010 Rent Holiday Period is referred to as the “2010 Additional Space Rent Commencement Date”. In the event that Lessee shall not be entitled to receive the rent holiday described in the immediately preceding sentences by reason of a default by Lessee under the terms and conditions of the Lease on Lessee’s part to be observed and performed as set forth in such immediately preceding sentences, and in the further event that Lessee shall subsequently cure such default (without any obligation of Lessor to accept such cure after the expiration of any applicable notice and grace periods set forth in Article 15 of the Lease), then, following the acceptance, if any, by Lessor of such cure by Lessee, Lessee shall be entitled to receive the rent holiday in accordance with, and subject to, the terms and provisions of this Paragraph (3) of this Article FIRST.

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                                                      (4)          The square footage attributable to the Demised Premises shall be increased by 15,884 square feet, and accordingly Lessee’s Share of Complex Operating Costs and Lessee’s Share of Real Property Taxes shall each be increased by 12.5856%. The parties acknowledge that the 2010 Additional Space is comprised of (i) approximately 10,671 square feet of office space and (ii) approximately 5,213 square feet of warehouse space, which warehouse space may be used by Lessee for warehousing purposes associated with Lessee’s normal business operations and ancillary purposes related thereto provided such ancillary uses do not violate the certificate of occupancy for the Building and otherwise comply with the terms and conditions of the Lease.

                                        D.          Lessee shall be permitted to install additional identification signage with respect to the 2010 Additional Space subject to and in accordance with all of the terms and conditions of the Lease, including without limitation Article 8 thereof.

                                        E.          The parties acknowledge that Lessee’s Right of First Offer pursuant to Article 33 of the Lease shall be modified such that the term “Expansion Space” shall refer to any space contiguous to the Demised Premises (including the 2010 Additional Space). Accordingly, references to “all the Expansion Space” in the first and second paragraphs of Article 33 shall be deleted therefrom and the phrase “any Expansion Space” shall be inserted in lieu thereof, and the phrase “as delineated on Exhibit A” shall be deleted from the first paragraph of Article 33 of the Lease. Furthermore, notwithstanding anything to the contrary set forth in Article 33 of the Lease, Lessee shall not have the right to lease and add to the Demised Premises any Expansion Space pursuant to said Article 33 if the date on which the term with respect to the leasing of the Expansion Space in question would commence is later than the date five (5) years immediately preceding the then current expiration date of the Lease, unless Lessee has unconditionally exercised the applicable renewal option set forth in Article 32 so as to extend the term of the Lease with respect to the entire Demised Premises for more than five (5) years.

                                        F.          The term “Exclusive Outside Area” as set forth in clause (c) of Article I of the Lease and as set forth in Article 6 of the Lease shall be deemed to include the two (2) truck tailboard loading docks located within the 2010 Additional Space and eight (8) parking spaces located within the Complex, as more particularly designated as of the date hereof by the words “Dawson Nye”. The parties agree that, other than areas reserved for the exclusive use by other tenants of the Complex, Lessee shall be entitled to use its proportionate share of the parking areas adjacent to the Building on a non-exclusive, first come, first serve basis in accordance with the terms and conditions of the Lease, including without limitation Article 6 of the Lease.

                                        G.          Lessor hereby agrees, within a reasonable time after the execution and delivery of this Agreement, to use reasonable efforts to obtain from the current mortgagee of the Building, a subordination, non-disturbance and attornment agreement with Lessee, at no cost to Landlord, in the standard form customarily employed by such mortgagee, provided that Landlord shall have no liability to Lessee, and the Lease and the subordination of the Lease to any such mortgage shall not be affected, in the event that it is unable to obtain any such agreement. Any such agreement shall provide in substance that so long as Lessee is not in default under the Lease beyond any applicable notice and cure period, the grantor of such subordination, non-disturbance and attornment agreement will not take any action to recover possession of the Demised Premises (including the 2010 Additional Space) notwithstanding any foreclosure of the mortgage. Lessee shall reimburse Landlord, within thirty (30)

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days after demand therefor, for any fees or costs, including reasonable attorney’s fees and disbursements, charged by such mortgagee in connection with any of the efforts referred to in this Paragraph G.

                    SECOND:          A.          Following the 2010 Additional Space Commencement Date, Lessee shall, at Lessee’s cost and expense, perform such alterations in the 2010 Additional Space deemed necessary or desirable by Lessee to prepare the 2010 Additional Space for Lessee’s occupancy and use and conduct of its business therein. Such alterations (referred to as “Lessee’s Additional Space Installation”) shall be made and performed in accordance with the provisions of the Lease, including, without limitation, the provisions of Article 9 thereof. Lessee shall prosecute Lessee’s Additional Space Installation to completion with all reasonable diligence. As part of Lessee’s Additional Space Installation, Lessee shall be required to perform such work (“Lessee’s Demising Work”) as may be necessary to separately demise the portion of the 2010 Additional Space located on the first floor of the Building from the remainder of such floor and Lessor shall reimburse Lessee for the cost of such demising work in accordance with the provisions of Paragraph G of this Article SECOND.

                                                B.          (1)          Subject to the provisions and requirements of this Article SECOND, Lessor shall contribute the sum of not more than TWO HUNDRED THOUSAND and 00/100 DOLLARS ($200,000.00) in the aggregate toward the cost and expense actually incurred by Lessee with respect to Lessee’s Additional Space Installation. Lessor’s contribution on account of Lessee’s Additional Space Installation is referred to as “Lessor’s 2010 Work Contribution”. Irrespective of the actual cost and expense of Lessee’s Additional Space Installation, in no event shall Lessor’s Work Contribution exceed the aggregate sum of TWO HUNDRED THOUSAND and 00/100 DOLLARS ($200,000.00). In no event shall more than TWENTY THOUSAND and 00/100 ($20,000.00) DOLLARS of Lessor’s 2010 Work Contribution be applicable to “Soft Costs” (as defined hereafter). For purposes of this Article SECOND, “Soft Costs” shall mean those so-called “soft” costs and expenses incurred by Lessee in connection with Lessee’s Additional Space Installation, including, without limitation, the cost of all consultant, architectural, engineering and designers fees and all permit fees and moving expenses (as opposed to so-called “hard costs” of Lessee’s Additional Space Installation that shall become permanently affixed to the Demised Premises).

                                                              (2)          Notwithstanding anything to the contrary in this Article SECOND, Landlord has deposited concurrently herewith into escrow with Mark L. Lubelsky and Associates (the “Escrow Agent”) the sum of $290,000.00 (the “Escrowed Contribution”) pursuant to the terms and subject to the conditions set forth in the form of Escrow Agreement attached hereto as Exhibit 2, which sum is equal to the aggregate of Lessor’s 2010 Work Contribution and Lessor’s Demising Work Contribution (as defined in Paragraph G(1) of this Article SECOND), and which sum shall be held and disbursed by the Escrow Agent for application to costs incurred by Lessee for Lessee’s Additional Space Installation and Lessee’s Demising Work in accordance with the terms of this Agreement. Lessee shall have the right, by written request given to the Escrow Agent, with a copy to Lessor, at any time or from time to time, but no more often than once per calendar month, to require Escrow Agent to disburse to Lessee, the Escrowed Contribution, or portions thereof, and the Escrow Agent will pay the requested sum to Lessee in the same manner provided for the disbursements of Lessor’s 2010 Work Contribution or Lessor’s Demising Work Contribution, as the case may be. Lessee acknowledges that in no event shall Lessee be entitled to request, and in no event shall the Escrow Agent be entitled to disburse to Lessee, a sum greater than (x) $200,000.00 with respect to any services rendered or materials delivered in connection with Lessee’s Additional Space Installation; or (y) $90,000.00 with respect to the performance of Lessee’s Demising Work.

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                                                C.          Subject to Paragraph B(2) above and the following Paragraph D, and provided that Lessee is not then in default (x) under any of the non-monetary terms, covenants or conditions of the Lease on Lessee’s part to be observed or performed beyond the applicable notice and grace periods set forth in the Lease or (y) of the monetary covenants set forth in the Lease, Lessor’s 2010 Work Contribution shall be distributed on account of Lessee’s Additional Space Installation as the work with respect thereto progresses, upon Lessee’s submission to Lessor and Escrow Agent of (x) paid receipts and copies of checks or other evidence of payment, in form reasonably acceptable to Lessor, for the cost and expense of Lessee’s Additional Space Installation which is the subject of the distribution in question (with it understood that Lessee shall deliver copies of cancelled checks to Lessor when received by Lessee), and (y) partial waiver of mechanic’s liens from all contractors, subcontractors, materialmen and laborers who performed any services or delivered any materials in connection with Lessee’s Additional Space Installation and which services or materials are the subject of the distribution in question of Lessor’s 2010 Work Contribution, provided however, that at no time shall Lessor be required to pay more than the cost of the work then in place (as evidenced by the foregoing documentation). Distributions of Lessor’s 2010 Work Contribution shall be made from the Escrowed Contribution as described in Paragraph B(2) of this Article SECOND and shall be made on or before the date thirty (30) days following Lessee’s delivery of the aforesaid required documentation and satisfaction of the conditions precedent to such disbursement obligation as set forth herein, but in no event more than once per month. Each such Lessee’s request for the disbursement of Lessor’s 2010 Work Contribution shall also include written information in reasonable detail (which information may be provided on an AIA Form G702 Application for Payment with Continuation Sheet AIA Form 703 attached or in a form containing similar information and detail) so that Lessor can readily determine the type, class and respective amounts of the expenditures made with such sums requested (ie: the type of “hard costs” or “soft costs” etc.), and Lessee shall reasonably cooperate with Lessor to provide Lessor with further information in the event that Lessor has any inquiries with respect to the same. In the event that Lessee shall not be entitled to receive a disbursement of Lessor’s 2010 Work Contribution by reason of a default by Lessee under the terms and conditions of the Lease on Lessee’s part to be observed and performed as set forth in the first sentence of this Paragraph C of this Article SECOND (such a disbursement being referred to herein as a “Refused Disbursement”), and in the further event that Lessee shall subsequently cure such default (without any obligation of Lessor to accept such cure after the expiration of any applicable notice and grace periods set forth in Article 15 of the Lease), then, following the acceptance, if any, by Lessor of such cure by Lessee, Lessee shall be entitled to receive such Refused Disbursement in accordance with, and subject to, the terms and provisions of this Paragraph C of this Article SECOND.

                                                D.          Notwithstanding the aforesaid, Lessor shall not be required to disburse the last ten (10%) percent of Lessor’s 2010 Work Contribution until the occurrence of all of the following: (x) substantial completion of Lessee’s Additional Space Installation in accordance with the plans and specifications approved by Lessor and otherwise in accordance with the provisions of the Lease and a certification by Lessee’s architect or designer to that effect (which certification may be provided on AIA Form G704 Certificate of Substantial Completion or in a form containing similar information and detail), (y) proof in form reasonably satisfactory to Lessor of complete payment by Lessee of the cost and expense of such Lessee’s Additional Space Installation (including copies of all cancelled checks not previously delivered to Lessor and receipt of final waivers of mechanics liens from all contractors, subcontractors, materialmen and laborers who performed any services or delivered any materials in connection with such Lessee’s Additional Space Installation), and (z) proof that all consents, approvals or signoffs to be obtained by Lessee under any laws or applicable legal requirements or as required by any

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governmental authority have been obtained; upon compliance of the aforesaid, then, provided that Lessee is not then in default (x) under any of the non-monetary terms, covenants or conditions of the Lease on Lessee’s part to be observed or performed beyond any applicable notice and grace periods set forth in the Lease or (y) of the monetary covenants set forth in the Lease, the balance of Lessor’s 2010 Work Contribution shall thereafter be distributed to Lessee from the Escrowed Contribution in accordance with the provisions of this Article SECOND.

                                                E.          The making of the Lessor’s 2010 Work Contribution by Lessor shall constitute a single nonrecurring obligation on the part of Lessor. In the event the Lease is renewed or extended for a further term by agreement or operation of law, Lessor’s obligation to give Lessor’s 2010 Work Contribution or any part thereof shall not apply to any such renewal or extension.

                                                F.          Lessee acknowledges and agrees that Lessor is merely acting on behalf of Lessee in connection with the disbursement of the Lessor’s 2010 Work Contribution in accordance with the provisions of this Article SECOND to Lessee for the contractors, suppliers and materialmen employed in connection with Lessee’s Additional Space Installation, and that Lessor shall have no obligation, liability or responsibility to any of the contractors, suppliers or materialmen seeking any of the Lessor’s 2010 Work Contribution pursuant to any of the aforesaid contracts or agreements with such contractors, suppliers or materialmen or otherwise, provided that Lessor shall be obligated to disburse such Lessor’s 2010 Work Contribution only as expressly provided by the provisions of this Article SECOND. Nothing contained in this Article SECOND shall relieve Lessee of any obligations or liabilities to such contractors, suppliers or materialmen under such contracts, agreements or otherwise. Nothing contained in this Article SECOND shall relieve any obligations of Lessee under the Lease. Lessee shall indemnify Lessor and anyone claiming through or under Lessor from all loss, cost, liability and expense, including but not limited to reasonable counsel fees, incurred in connection with, or arising from, any claims or actions by any contractors, suppliers or materialmen employed in connection with Lessee’s Additional Space Installation, except for any claims arising from the gross negligence or willful misconduct of Lessor.

                                                G.          (1)          Prior to the performance of Lessee’s Demising Work, Lessee shall submit to Lessor plans and specifications required by law or other applicable legal requirements in connection therewith, including plans which delineate the location of the demising wall, which plans and specifications shall be subject to the review and approval of Lessor. Following Lessor’s approval of such plans and specifications (which approval shall be granted or denied in accordance with the provisions of the Lease), Lessee may secure two (2) bids for all construction trades necessary for the performance of such work and deliver the same to Lessor promptly following receipt thereof. Lessor shall also have the option to secure an additional bid for such Lessee’s Demising Work and Lessor hereby advises Lessee that Lessor has secured such bid from Mr. Schoenbach (“Lessor’s Demising Contractor”). Lessee shall remit to Lessor copies of all bills submitted to Lessee by the contractor performing Lessee’s Demising Work (including without limitation, all bills relating to the payment of any downpayment to the contractor performing Lessee’s Demising Work and the filing of such work as required by applicable laws or other legal requirements) and promptly thereafter, Lessee shall be reimbursed from the Escrowed Contribution in accordance with the provisions of Paragraph B(2) of this Article SECOND for the actual cost of such Lessee’s Demising Work as evidenced by such bills (such reimbursement is referred to as “Lessor’s Demising Work Contribution”), but in no event shall Lessor’s Demising Work Contribution exceed Ninety Thousand and 00/100 ($90,000.00) Dollars if the contractor performing such Lessee’s Demising Work is a contractor other than Lessor’s Demising Contractor. Such reimbursement shall be in

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addition to any amounts provided as part of Lessor’s 2010 Work Contribution as described in paragraph B of this Article SECOND and shall be disbursed for the costs of such Lessee’s Demising Work in the same manner provided for the disbursements of Lessor’s 2010 Work Contribution set forth in, and subject to the terms and conditions of, paragraphs B(2) and C of this Article SECOND, provided that (i) the term Lessor’s 2010 Work Contribution therein shall be deemed to mean Lessor’s Demising Work Contribution, and the term Lessee’s Additional Space Installation therein shall be deemed to mean specifically Lessee’s Demising Work and (ii) in lieu of the documentation required pursuant to Paragraphs C and D of this Article SECOND, solely with respect to the distribution of Lessor’s Demising Work Contribution, Lessee shall deliver copies of vouchers or bills, in form reasonably acceptable to Lessor, for the cost and expense of the portion of Lessee’s Demising Work which is the subject of the disbursement in question, and partial waivers of mechanic’s liens from all contractors, subcontractors, materialrnen and laborers who performed any services or delivered any materials in connection with Lessee’s Demising Work and which services or materials are the subject of the previous distribution by Lessor to Lessee of Lessor’s Demising Work Contribution, with it understood that (x) Lessee shall be required to deliver the final lien waivers and cancelled checks set forth in clause (y) of Paragraph D no later than thirty (30) days next following Lessor’s final disbursement of Lessor’s Demising Work Contribution, and (y) at the time Lessee delivers the documentation required pursuant to clauses (x) and (z) of Paragraph D of this Article SECOND with respect to Lessee’s Additional Space Installation, Lessee shall also be required to deliver such documentation with respect to Lessee’s Demising Work. Notwithstanding anything contained in the Lease to the contrary, all components of Lessee’s Demising Work, or any replacement thereof and any installments in connection therewith, whether made by Lessee or Lessor, shall upon expiration or sooner termination of the Term be deemed the property of Lessor. The parties agree that for purposes of the following provisions of this Paragraph G and for the purposes of paragraphs H and I below, Lessee’s Additional Space Installation shall be deemed to include Lessee’s Demising Work.

                                                              (2)          Lessor shall designate in writing, at the same time that Lessor shall comment upon or otherwise approve Lessee’s plans and specifications for Lessee’s Additional Space Installation, (i) whether any alterations set forth on such plans and specifications shall be a “Specialty Alteration” (as hereinafter defined) and (ii) if the same shall be a Specialty Alteration, whether Lessee shall be required to remove the same upon the expiration or sooner termination of the Lease. It is understood that Lessor shall not have the right to designate any alteration shown on such plans and specifications as a Specialty Alteration if such alteration would not otherwise qualify as a “Specialty Alteration” pursuant to the provisions of clause (3) of this paragraph G. If Lessor does not designate an alteration shown on such plans and specifications as a Specialty Alteration which Lessee shall have to remove, then Lessor shall not have the right to require Lessee to remove such alteration upon the expiration or earlier termination of the Demised Term or at any time thereafter. Notwithstanding the foregoing, the parties hereto agree that Lessee shall not be required to remove the elevator or stairway to be installed as part of Lessee’s Additional Space Installation at the expiration or earlier termination of the Demised Term.

                                                              (3)          For purposes of this paragraph G, the term “Specialty Alterations” shall mean alterations consisting of any supplemental HVAC units, kitchens, private interior staircases, executive or private bathrooms, raised computer floors, vaults, any steel plates or reinforcement installed by Lessee (including without limitation, in connection with libraries or file systems), dumbwaiters, pneumatic tubes, horizontal transportation systems, and any other alterations of a

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similar character to those enumerated in this sentence, and the installation of any equipment outside of the Demised Premises.

                                                H.          (1)          If Lessee shall be unable to procure any governmental permit, license, approval or signoff required in order to permit Lessee to perform Lessee’s Additional Space Installation solely due to any violation of any law or other legal requirement affecting the 2010 Additional Space or the Building not caused by Lessee, those claiming by, through or under Lessee or any of Lessee’s or such other person’s agents (an “Existing Violation”), then (A) Lessor shall, with reasonable diligence, take such actions which are necessary in order to cure such Existing Violation and (B) if solely as a result of the existence of such Existing Violation, Lessee is prevented from performing Lessee’s Additional Space Installation on days which Lessee would otherwise be performing the same or from legally occupying the 2010 Additional Space when Lessee is otherwise ready to occupy the same, then as Lessee’s sole remedy, the 2010 Rent Holiday Period shall be extended by one (1) day for each day in the period commencing on the date one (1) business day immediately following the date that Lessee has delivered a notice to Lessor with respect to such delay and continuing until the earlier of (x) the date on which such Existing Violation is cured and (y) the date on which Lessee shall commence or resume construction of Lessee’s Additional Space Installation or be permitted to legally occupy the 2010 Additional Space, as the case may be.

                                                              (2)          Lessee acknowledges that Lessee, at Lessee’s sole cost and expense, shall be required to obtain any governmental permit, license, approval or signoff (including without limitation any certificate of occupancy, zoning or planning board approvals, and construction sign-offs) required in order to permit Lessee to perform Lessee’s Additional Space Installation and to thereafter legally occupy the 2010 Additional Space. If Lessee is unable to obtain any such governmental permit, license, approval or signoff for any reason other than as a result of the existence of an Existing Violation (as contemplated under Paragraph H(1) above), then Lessee shall not be entitled to the extension of the 2010 Rent Holiday Period set forth in Paragraph H(1) above. Lessor, at no cost or expense or liability to Lessor, agrees to reasonably cooperate with Lessee, its architect and its contractors and, at Lessee’s sole cost and expense, join in any application by Lessee to the extent Lessor is required to be a party thereto for any permits, licenses, approvals and/or sign-offs for the performance of Lessee’s Additional Space Installation, provided (i) Lessor is reasonably satisfied as to the factual contents of any such application and (ii) Lessee shall indemnify Lessor against any loss, cost, liability, damage and expense, including, but not limited to, reasonable counsel fees, arising out of, or from, the execution by Lessor of any such application except to the extent such loss, cost, liability, damage or expense arises out of any improper acts or omissions of Lessor. The obligation of Lessee to indemnify Lessor as set forth in this Paragraph H(2) shall survive the expiration or sooner termination of the Lease.

                                                I.          (1)          Lessor shall respond to Lessee’s request for approval of any plans and specifications submitted by Lessee to Lessor with respect to Lessee’s Additional Space Installation within seven (7) business days of the submission or resubmission, and if Lessor shall withhold its approval, it shall notify Lessee of its reasons therefor with reasonable specificity within such seven (7) business day period. If Lessor shall fail to respond within the aforementioned time period, then Lessee shall have the right to give a second notice to Lessor stating that Lessor failed to respond to Lessee’s submission of such plans and specifications, and stating that in the event Lessor shall fail to approve Lessee’s plans or respond with specific comments thereto within seven (7) business days after submission by Lessee to Lessor of such second notice, then Lessee’s request for approval of plans shall be deemed approved. If Lessor shall then fail to approve Lessee’s plans or respond with specific comments

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thereto within such seven (7) business day period following the delivery of such second notice, such failure to respond shall be deemed Lessor’s approval, but only if (x) any such second notice by Lessee shall have contained a statement in bold print and capitalized letters at the top thereof that Lessor’s failure to approve Lessee’s plans or respond with specific comments thereto within seven (7) business days shall be deemed approval by Lessor of such plans, and (y) Lessee shall have, when Lessee delivered such second notice, also (i) emailed a copy of the same to both Paul Cooper, at email address “pcooper@ghvny.com” and Louis Sheinker, at email address “lsheinker@ghvny.com” (or to such other individuals as Lessor may have previously given written notice of to Lessee), and (ii) placed a phone call to Paul Cooper or Louis Sheinker at 516-693-5500 (or such other person who has been designated by Lessor in a written notice to Lessee) alerting him (or such other person) to the same. Lessee shall reimburse Lessor, within thirty (30) days following demand therefore, for all third party architect and engineering fees actually incurred by Lessor in connection with its review of the plans and specification submitted by Lessee with respect to Lessee’s Additional Space Installation, which reimbursement shall not exceed One Thousand Seven Hundred and 00/100 ($1,700.00) (such sum, the “Review Cap”). Notwithstanding the immediately preceding sentence, in the event Lessee shall submit to Lessor a set of plans and specifications in replacement of plans and specifications previously reviewed by Lessor (as opposed to a re-submission of plans and specifications in response to Lessor’s comments thereto), then Lessee shall reimburse Lessor for all third party architect and engineering fees actually incurred by Lessor in connection with its review of such replacement plans and specification as if such plans and specifications were the initial set of plans and specifications submitted by Lessee, which reimbursement with respect to such replacement plans shall not exceed the Review Cap, but with it understood that any fees for which Lessee was obligated to reimburse Lessor with respect to any previously-submitted plans and specifications shall not be credited against the Review Cap. Lessor hereby approves those certain plans and specifications prepared by RSC Architects with respect to Lessee’s Additional Space Installation, including without limitation, the installation of an elevator as more particularly shown on such plans and specifications.

                                                              (2)          Lessor shall respond to Lessee’s request for approval of any contractors and/or subcontractors submitted by Lessee to Lessor with respect to the performance of Lessee’s Additional Space Installation within three (3) business days of the date on which (I) Lessee has submitted to Lessor the name(s) of such contractors and/or subcontractors accompanied by appropriate references and descriptions of comparable projects and (II) such references have adequately responded to Lessor’s reasonable inquiries, and if Lessor shall withhold its approval, it shall notify Lessee of its reasons therefor with reasonable specificity within such three (3) business day periods. If Lessor shall fail to respond within such three (3) business day period, then Lessee shall have the right to give a second notice to Lessor stating that Lessor failed to respond to Lessee’s submission of the name(s) of such contractors and or subcontractors, and stating that in the event Lessor shall fail to approve such contractor and/or contractor within three (3) business days after submission by Lessee to Lessor of such second notice, then Lessee’s request for approval of such contractor and/or subcontractor shall be deemed approved. If Lessor shall then fail to approve Lessee’s submitted contractor and/or subcontractor within such three (3) business day period following the delivery of such second notice, such failure to respond shall be deemed Lessor’s approval, but only if (x) any such second notice by Lessee shall have contained a statement in bold print and capitalized letters at the top thereof that Lessor’s failure to approve Lessee’s submitted contractor and/or subcontractor within three (3) business days shall be deemed approval by Lessor of such contractor and/or subcontractor, and (y) Lessee shall have, when Lessee delivered such second notice, also (i) emailed a copy of the same to both Paul Cooper, at email address “pcooper@ghivny.com” and Louis Sheinker, at email address “lsheinker@ghvny.com” (or to such other

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individuals as Lessor may have previously given written notice of to Lessee), and (ii) placed a phone call to Paul Cooper or Louis Sheinker at 516-693-5500 (or such other person who has been designated by Lessor in a written notice to Lessee) alerting him (or such other person) to the same. Lessor hereby approves Louis Garguilo Company, Inc. as Lessee’s general contractor with respect to Lessee’s Additional Space Installation.

                    THIRD:          Lessor and Lessee each represents and warrants to the other that Cassidy Turley New Jersey, Inc., CB Richard Ellis, Inc. and Lighthouse Real Estate Management (collectively, the “Broker”) are the sole brokers with whom such party has negotiated or otherwise dealt with in connection with the 2010 Additional Space or in bringing about this Agreement. Lessor and Lessee shalt each indemnify the other from all loss, cost, liability, damage and expenses, including, but not limited to, reasonable counsel fees and disbursements, arising from any breach of the foregoing representation and warranty. Lessor shall pay any commission or fee due and owing to the Broker in connection with this Agreement pursuant to a separate agreement.

                    FOURTH:          Lessee hereby ratifies and confirms its obligations under the Lease and represents and warrants to Lessor that, to the best of its knowledge, neither Lessee nor Lessor is in default under the Lease. Additionally, Lessee further confirms and ratifies that, as of the date hereof and to the best of its knowledge, (a) the Lease remains in good standing and in full force and effect, and (b) Lessee has no claims, counterclaims, setoffs or defenses against the Lessor arising out of the Lease or in any way relating thereto or arising out of any other transaction between Lessor and Lessee. Lessor hereby ratifies and confirms its obligations under the Lease and represents and warrants, to the best of its knowledge, that neither Lessee nor Lessor is in default under the Lease.

                    FIFTH:          Except as modified hereby, the Lease shall remain unmodified and in full effect and shall be binding upon Lessor and Lessee and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Agreement and the terms of the Lease, the terms of this Agreement shall prevail. This Agreement shall be governed by the laws of the State of New Jersey. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one and the same document.

[Signature Page Immediately Follows]

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          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

LESSOR

WU/LH 100 AMERICAN L.L.C.
	By:	Lighthouse 100 William Operating LLC,
its sole manager

		By:	/s/ Paul Cooper

Name: Paul Cooper
Title: Member

		By:	/s/ Louis Sheinker

Name: Louis Sheinker
Title: Member

LESSEE
COTY US LCC

By:	/s/ Ralph Macchio

Name: Ralph Macchio
Title: Sr. VP R&D, CSO

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EXHIBIT A

[Floor Plan]

EXHIBIT B

[Floor Plan]

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Exhibit 2

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”), dated as of August ____, 2010, between (1) WU/LH 100 American L.L.C., having an office at c/o Lighthouse Real Estate Management, 60 Hempstead Avenue, Suite 718, West Hempstead, New York, 11552 (“Lessor”), and (2) Coty US LLC, formerly known as Coty US, Inc., having an office and principal place of business at 410 American Road, Morris Plains, New Jersey 07950 (“Lessee”); and (3) Mark L. Lubelsky and Associates, herein referred to as “Escrow Agent”, with an address of 123 West 18th Street, 8th Floor, New York, New York 10011 Attention: Mark L. Lubelsky, Esq.

R E C I T A L S:

A.          Lessor, as successor-in-interest to Baker Properties Limited Partnership, and Lessee, previously entered into a written Lease of Improved Property, dated March 31, 2000, which was amended by a First Addendum dated as of August 1, 2006 and by a Second Addendum dated as of September 8, 2009 and by a Third Addendum dated of even date herewith (said Lease of Improved Property, as so modified, and as the same may be modified from time to time, the “Lease”), for approximately 14,251 square feet of space as more particularly described in the Lease (such space is referred to herein as the “Demised Premises”) located in the building commonly known as 100 American Road, Morris Plains, New Jersey (the “Building”).

B.          Paragraph B(2) of Article SECOND of the Third Addendum provides that Lessor is to place a sum equal to $290,000.00 in escrow with Escrow Agent in accordance with an escrow agreement generally for the purposes of being a source for payment of costs associated with Lessee’s Additional Space Installation and Lessee’s Demising Work (as such terms are defined in the Third Addendum).

C.          Lessor and Lessee have agreed that this Agreement shall be the escrow agreement referenced in such Paragraph B(2) of Article SECOND of the Third Addendum, and Escrow Agent has agreed to serve as the escrow agent in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the making of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

Recitals. The foregoing recitals are true and correct, and are incorporated herein by reference.

Definitions. Unless otherwise defined herein, the capitalized terms set forth in this Agreement shall have the meaning set forth in the Lease.

Section 1.          Escrow Funds; Investment of Escrow Funds.

A.          Escrow Fund. On the date hereof, Lessor has deposited with Escrow Agent the sum of Two Hundred Ninety Thousand and 00/100 ($290,000.00) Dollars. The deposit shall constitute the “Escrow Fund” held by Escrow Agent under this Agreement.

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B.          Holding the Escrow Fund. The Escrow Fund shall be held by Escrow Agent in an interest-bearing account with TD Bank, having an address at the branch located at either 200 West 26th Street, New York, New York or 90 Fifth Avenue New York, New York. All interest earned on the Escrow Fund shall accrue and become a part of the Escrow Fund, and shall be disbursed to Lessor in accordance with this Agreement. The Escrow Fund shall be segregated at all times from any and all other accounts or funds of the Escrow Agent or any other party, and the Escrow Fund shall be held and disbursed as hereinafter provided. All interest on the Escrow Fund shall be taxable to Lessor. Lessor agrees to promptly execute any and all additional Federal and state income tax or other information statements or forms as reasonably requested by Escrow Agent in connection with the Escrow Fund.

Section 2.          Provisions Regarding Escrow Agent.

A.          Reliance Rights. Escrow Agent may rely upon the genuineness and authenticity of any document tendered to it by Lessor or Lessee and shall be under no duty of independent inquiry with respect to any facts or circumstances recited therein. Escrow Agent shall not be liable for any damage, liability or loss arising out of or in connection with the services rendered by Escrow Agent pursuant to this Agreement except for any damage, liability or loss resulting from the willful or grossly negligent conduct of the Escrow Agent or any of its officers or employees.

B.          Duties. Escrow Agent undertakes to perform only those duties which are expressly set forth in this Agreement.

C.          Resignation. Escrow Agent may resign and be discharged from its duties or obligations under this Agreement by giving notice in writing to Lessee and Lessor of its resignation specifying a date when the resignation shall take effect. Such date shall not be earlier than thirty (30) days after the giving of the notice. If Escrow Agent resigns, Lessor and Lessee shall arrange for a mutually acceptable party to assume the duties of Escrow Agent (“New Escrow Agent”). The New Escrow Agent shall execute an instrument evidencing its assumption of the duties of Escrow Agent under this Agreement. Such instrument shall provide that the New Escrow Agent shall have the same duties as under this Agreement and the benefit of all provisions contained in this Agreement for the protection of Escrow Agent. Lessor and Lessee shall notify Escrow Agent promptly of the appointment of the New Escrow Agent and upon receipt of the notice, Escrow Agent shall deliver the Escrow Fund to the New Escrow Agent.

D.          Conflicting Demands. Except as hereinafter provided in this Section 2.D, if conflicting demands are made or notices are served upon the Escrow Agent with respect to this Agreement, Escrow Agent shall refuse to comply with the claims or demands and cease all further proceedings in the performance of this Agreement so long as the disagreement shall continue. In so doing, the Escrow Agent shall not be liable for damages or injuries to Lessor or Lessee or any other person for its failure to comply with the conflicting or adverse demands or notices. Escrow Agent shall continue to refrain or refuse to act until (i) the rights of the adverse claimants have been finally adjudicated in a court of competent jurisdiction, or (ii) all such conflicting claims or demands have been adjusted by mutual agreement of the parties and the

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Escrow Agent shall have received a written agreement signed by Lessor and Lessee. In the alternative, Escrow Agent may, but shall not be obligated to, deposit the disputed amount with such court of competent jurisdiction and commence an action for interpleader for a declaratory judgment for the purposes of having the respective rights of the claimants adjudicated.

E.          Compliance with Orders, Etc. If the Escrow Fund is at any time attached, garnished, or levied upon under any court order or if the payment or delivery of the Escrow Fund is stayed or enjoined by any court order, or if any order, judgment or decree shall be made or entered by any court affecting the Escrow Fund, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with such order, writ, judgment or decree. Escrow Agent shall not be liable to any of the parties or to any other person, firm or corporation by reason of such compliance even though the order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

F.          Release of Escrow Agent. Upon making disposition of the Escrow Fund in accordance with this Agreement, Escrow Agent shall be deemed fully released and discharged from any and all duties and obligations under this Agreement, without the need that any other documentation be executed by Lessor and Lessee.

G.          No Responsibility. Escrow Agent shall not be responsible for (i) any fluctuations in the interest rate applicable to any cash held by it pursuant to or by virtue of this Agreement; (ii) the validity, sufficiency, collectibility, or legal effect of any instrument deposited with Escrow Agent; (iii) the loss or impairment of the Escrow Fund resulting from the failure, insolvency, suspension, conservatorship, or receivership of a financial institution or other depository, or (iv) the availability or sufficiency of federal deposit insurance with respect to the Escrow Fund.

H.          No Disqualification. Escrow Agent shall not be disqualified or otherwise impaired in acting as escrow agent or title insurer for either Lessor or Lessee by reason of its service as Escrow Agent under this Agreement, or in the event that a dispute or litigation arises between Lessor and Lessee with respect to this Agreement or the Escrow Fund.

Section 3.          Disbursements of Escrow Fund.

A.          Disbursement Procedures. Not more than once per month, Lessee may submit, by written notice to Escrow Agent (with copy to Lessor), a written request (“Request”) to Escrow Agent and Lessor requesting the release of a portion of the Escrow Fund to cover Lessee’s costs incurred in connection with Lessee’s Additional Space Installation and/or Lessee’s Demising Work which shall be accompanied by the documentation required under, and otherwise comply with all of the terms and conditions set forth in, Paragraphs C, D or G(1) (as the case may be) of Article SECOND of the Third Addendum. Lessor shall have no right to object to the Request unless, in good faith, Lessor notifies Escrow Agent and Lessee in writing, within five (5) business days after Lessor’s receipt of a Request, that Escrow Agent is not to comply with the request because the payment of the Request is not supported by either the documentation required to be supplied by Lessee in accordance with Paragraphs C, D or G(1) (as the case may be) of Article SECOND of the Third Addendum or is not otherwise in compliance with the terms and conditions set forth in such Paragraphs C, D or G(1) (as the case may be) or is not for payment of items of Lessee’s Additional Space Installation or Lessee’s Demising Work or

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because Lessee is in default under the terms and conditions of the Lease on Lessee’s part to be observed and performed as set forth in the first sentence of Paragraph C of Article SECOND of the Third Addendum (such action by Lessor and written notice is referred to herein as an “Objection”). In such event, Lessor and Lessee shall make a good faith effort to resolve the Objection. If Lessor and Lessee cannot resolve the Objection within ten (10) business days from the date of receipt by Lessee of the Objection, Escrow Agent shall not make the disbursement, but rather shall continue to hold the requested Escrow Funds pending resolution of such dispute. Any such disbursements from the Escrow Fund made pursuant to this Section 3.A shall be (x) made within thirty (30) days of submission of Lessee’s request therefore accompanied by required documentation, unless Lessor objects thereto as provided herein and (y) in the form of a check drawn on an attorney escrow account payable to Lessee, unless otherwise agreed to by Lessor and Lessee in writing. Lessor and Lessee agree that in the event an Objection is made as a result of Lessee’s default under the terms and conditions of the Lease, Lessee shall have the right to receive the Refused Disbursement (as such term is defined in the Third Addendum) subject to the terms and conditions of the last sentence of Paragraph C.

B.          Prevailing Party’s Right to Fees and Costs. If a party prevails in any litigation relating to any objection hereunder, or any other matter arising out of this Agreement, then, in addition to all other amounts payable to the prevailing party pursuant to this Agreement and the Lease, the non-prevailing party shall pay all of the prevailing party’s reasonable costs and expenses incurred in connection with such dispute (including reasonable attorneys’ fees, court costs and expert witness fees). In no event shall Escrow Agent be responsible for the payment of any costs, expenses, attorney’s fees, expert witness fees or similar costs, expenses, fees incurred by a prevailing party or for the payment of consequential or similar damages.

C.          Intentionally Omitted

D.          Entitlement to Interest. All interest accrued in the Escrow Fund shall be distributed to Lessor at the time of the final disbursement by Escrow Agent of amounts remaining in the Escrow Fund.

Section 4.          Costs. All of Escrow Agent’s costs in connection with the creation of the Escrow Fund and with making disbursements from the Escrow Fund shall be borne equally by Lessor and Lessee.

Section 5.          Notices. Any demand, notice or other communication required or permitted to be given hereunder shall be in writing, and shall be delivered by a recognized overnight national carrier service (such as Federal Express) for next business day delivery (with a courtesy copy via e-mail) to the parties (including the Escrow Agent in all cases) at the addresses set forth in the first paragraph of this Agreement (or to such other addresses as the parties may specify by due notice to the other). Notice shall be deemed to have been received by such party at the time the physical notice is delivered to such party’s designated address. Confirmation by the courier delivering any notice given pursuant to this paragraph shall be conclusive evidence of receipt of such notice. Each party hereby agrees that it will not refuse or reject delivery of any notice given hereunder, that it will acknowledge, in writing, receipt of the same upon request by any other party, and that any notice rejected or refused by it shall be deemed for all purposes of this

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Agreement to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.

Section 6.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, including but not limited to any one or more successors to Lessor of the landlord’s interest under the Lease.

Section 7.            Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey without regard to the conflicts of laws and/or provisions thereof.

Section 8.              Waiver of Jury Trial. Lessor, Lessee and Escrow Agent each hereby waive trial by jury in any action, proceeding or counterclaim brought by any party against any other party on any matter whatsoever arising out of or in any way connected with this Agreement.

Section 9.           Modification of Agreement. This Agreement may not be amended or modified, nor may any obligation hereunder be waived orally, and no such amendment, modification or waiver shall be effective for any purpose unless it is in writing and signed by the party against whom enforcement thereof is sought.

Section 10.          Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein contained and all prior negotiations, discussions, writings and agreements between the parties with respect to the subject matter herein contained are superseded and of no further force and effect; provided, however, in no event is this Agreement intended to supercede, amend, limit or modify the Lease.

Section 11.          Invalidity. If any provision hereof shall be declared invalid by any court or in any administrative proceedings, then the provisions of this Agreement shall be construed in such manner so as to preserve the validity hereof and the substance of the transaction herein contemplated to the extent possible. The captions and paragraph headings are provided for purposes of convenience of reference only and are not intended to limit, define the scope of, or aid in interpretation of, any of the provisions hereof.

Section 12.          Counterparts. This Agreement may be executed and delivered in several counterparts (and such delivery may occur via facsimile transmission or email), each of which, when so executed and delivered, shall constitute an original, fully enforceable counterpart for all purposes.

[Remainder of page intentionally left blank]

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

LESSOR:

WU/LH 100 AMERICAN L.L.C.
	By:	Lighthouse 100 William Operating LLC,
its sole manager

WITNESS:

By:

Name: Paul Cooper
Title: Member

WITNESS:

By:

Name: Louis Sheinker
Title: Member

LESSEE

COTY US LCC

WITNESS:

By:

Name:
Title:

ESCROW AGENT

MARK L. LUBELSKY AND ASSOCIATES

WITNESS:

By:

Name: Mark L. Lubelsky

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